UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )
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The RMR Group Inc.
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Notice of 2025 Annual Meeting
of Shareholders and Proxy Statement
Thursday, March 27, 2025 at 9:30 a.m., Eastern Time
Live Webcast Accessible at
https://www.virtualshareholdermeeting.com/RMR2025

BUSINESS AT A GLANCE

THE RMR GROUP

The RMR Group (Nasdaq: RMR) is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. RMR's vertical integration is supported by over 1,000 real estate professionals in more than 35 offices nationwide who manage nearly $41 billion in assets under management and leverage more than 35 years of institutional experience in buying, selling, financing and operating CRE. RMR benefits from a scalable platform, a deep and experienced management team and a diversity of direct real estate strategies across its clients. RMR is headquartered in Newton, MA and was founded in 1986. For more information, please visit www.rmrgroup.com.

RMR'S CLIENTS SPAN MULTIPLE REAL ESTATE SECTORS

SERVICE PROPERTIES TRUST	Nasdaq: SVC	Owns a diverse portfolio of hotels and service-focused retail net lease properties nationwide.
DIVERSIFIED HEALTHCARE TRUST	Nasdaq: DHC	Owns more than 350 medical office and life science properties, senior living communities and other healthcare related properties across the country.
OFFICE PROPERTIES INCOME TRUST	Nasdaq: OPI	Owns office properties primarily leased to single tenants and those with high credit quality characteristics.
INDUSTRIAL LOGISTICS PROPERTIES TRUST	Nasdaq: ILPT	Owns high quality distribution and logistics properties nationwide.
SEVEN HILLS REALTY TRUST	Nasdaq: SEVN	Originates and invests in first mortgage loans secured by middle market and transitional CRE.
Alerislife	Private	Operates senior living communities throughout the United States.
SONESTA	Private	Owns, manages and franchises more than 1,000 hotels and a diverse portfolio of 14 brands across multiple markets.
PRIVATE CAPITAL INVESTORS	Private	A diverse roster of private capital clients that own residential real estate and CRE across multiple sectors.

2024 BUSINESS HIGHLIGHTS

- Grew assets under management (AUM) by nearly 14% to approximately $41 billion, driven by a 66% increase in managed private capital assets under management.
- Increased quarterly dividend by 12.5% to $0.45 per share, or $1.80 per share per year.
- Integrated our multifamily platform, gaining meaningful scale in the residential sector and advancing RMR's private capital growth strategy.
- Closed $67 million in aggregate loan commitments to seed a private credit investment vehicle.
- Acquired a 240-unit garden style community in Denver, Colorado, to seed a private capital residential portfolio.
- Sold approximately $240 million of properties on behalf of clients, as part of capital recycling programs. RMR clients primarily used the net proceeds from sales to pay down debt.
- Executed on more than $4.5 billion of new financings on behalf of clients, including $2.2 billion of aggregate senior notes offerings for SVC, $1.3 billion of secured financings for OPI and $941 million of zero-coupon bonds for DHC.
- Achieved over 92% total occupancy across managed equity REIT clients by executing on nearly 12 million square feet of commercial real estate leasing.
- Received recognition for operating managed assets at a high level of energy efficiency with 88 ENERGY STAR, 70 BOMA 360 and 87 LEED certified properties. Recognized for the sixth consecutive year as an ENERGY STAR Partner of the Year.
- Completed the $160 million redevelopment of OPI's three building mixed-use campus with 300,000 square feet of Life Science lab, R&D and Class A office space in Seattle, Washington.
- Finished the year with more than $140 million in cash and no corporate debt, remaining well positioned to further expand and diversify revenue sources and grow RMR's private capital business.

Information on this page is as of September 30, 2024, unless otherwise noted.

LETTER TO OUR SHAREHOLDERS FROM YOUR BOARD OF DIRECTORS
Dear Fellow Shareholders:
Please join us for our 2025 Annual Meeting of Shareholders, which will be held virtually at 9:30 a.m. on Thursday, March 27, 2025. The business to be conducted at the meeting is explained in the attached Notice of Meeting and Proxy Statement. We believe furnishing these materials over the Internet expedites your receipt of these important materials while lowering costs and reducing the environmental impact of our annual meeting.
We take seriously our role overseeing our Company’s long term business strategy, which is the best path to long term value creation. During 2024, RMR advanced our strategy to increase private capital assets under management (AUM), expanding our private capital AUM by 66% to nearly $13 billion. Notably, we integrated our multifamily platform, gaining meaningful scale in the residential sector with more than $5 billion of private capital invested in over 20,000 units across the Sunbelt. As a further commitment to our residential platform, we closed on our first multifamily investment to seed a private capital residential portfolio. We also began executing on our strategic initiative to create a private capital debt vehicle. Leveraging the experience of our existing lending platform, Tremont Realty Capital, we closed $67 million in aggregate mortgage loan commitments for this vehicle.
In addition, we continue to execute the operational and financial strategies of our public company clients. We executed nearly 12 million square feet of leasing and more than $4.5 billion of new financings on behalf of our clients.
Some of our other successes and accomplishments during the year include:
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Being recognized by the U.S. Environmental Protection Agency as an “ENERGY STAR Partner of the Year” for the sixth consecutive year. We also were named as one of CRE’s Best Places to Work by GlobeSt.com.

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Completing a $160 million redevelopment of OPI’s three building mixed-use campus with 300,000 square feet of Life Science lab, R&D and Class-A office space in Seattle, Washington.

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Increasing our quarterly dividend by 12.5% to $0.45 per share, or $1.80 per share per year.

RMR’s business remains strong with a diversified client roster, strong financial profile and a well-covered dividend. We continue to take actions necessary to best position our clients to capitalize on industry trends, while advancing private capital initiatives to drive future growth and create long-term value for RMR and its shareholders. We thank you for your investment in our Company and for the confidence you put in this Board to oversee your interests in our business.
January 16, 2025
Jennifer B. Clark
Ann Logan
Rosen Plevneliev
Adam Portnoy
Jonathan Veitch
Walter C. Watkins, Jr.

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS OF THE RMR GROUP INC.
Location: Live Webcast Accessible at https://www.virtualshareholder meeting.com/RMR2025 Date: Thursday, March 27, 2025 Time: 9:30 a.m., Eastern Time
Agenda:
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Elect the Director nominees identified in the accompanying Proxy Statement to our Board of Directors;

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Advisory vote to approve executive compensation;

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Approve The RMR Group Inc. Second Amended and Restated 2016 Omnibus Equity Plan;

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Ratify the appointment of Deloitte & Touche LLP as our independent auditors to serve for the 2025 fiscal year; and

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Transact such other business as may properly come before the meeting and at any postponements or adjournments of the meeting.

Record Date: You can vote if you were a shareholder of record as of the close of business on January 9, 2025 (the “Record Date”).
Attending the Annual Meeting: To provide all of our shareholders an opportunity to participate in our 2025 Annual Meeting, our 2025 Annual Meeting will be a virtual meeting of shareholders, which will be conducted by webcast. No physical meeting will be held. Shareholders will be able to listen, vote and submit questions online during our 2025 Annual Meeting. In order to attend and participate in our 2025 Annual Meeting, shareholders must register in advance at www.proxyvote.com by 11:59 p.m. Eastern Time, on March 26, 2025.

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Record Owners: If you are a shareholder as of the close of business on the Record Date who holds shares directly, you may participate in our 2025 Annual Meeting by visiting https://www.virtualshareholdermeeting.com/RMR2025 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials or proxy card.

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Beneficial Owners: If you are a shareholder as of the close of business on the Record Date who holds shares indirectly through a brokerage firm, bank or other nominee, you may participate in our 2025 Annual Meeting by visiting https://www.virtualshareholdermeeting.com/RMR2025 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. Please follow the instructions from your bank, broker or nominee included with these proxy materials, or contact your bank, broker or nominee to request a control number if needed.

Please see the accompanying Proxy Statement for additional information.
By Order of our Board of Directors,
Jennifer B. Clark
Managing Director, Executive Vice President,
General Counsel and Secretary
January 16, 2025

PROXY STATEMENT
The Board of Directors (our “Board”) of The RMR Group Inc., a Maryland corporation (the “Company,” “we,” “us” or “our”), is furnishing this proxy statement and accompanying proxy card (or voting instruction form) to you in connection with the solicitation of proxies by our Board for our 2025 annual meeting of shareholders. To provide all of our shareholders an opportunity to participate in our annual meeting, our annual meeting will be held virtually via live webcast on Thursday, March 27, 2025, at 9:30 a.m., Eastern Time, subject to any postponements or adjournments (the “2025 Annual Meeting”). We are first making these proxy materials available to shareholders on or about January 16, 2025.
Only owners of record of shares of common stock of our Company as of the close of business on January 9, 2025, the Record Date for our 2025 Annual Meeting, are entitled to notice of, and to vote at, the meeting and at any postponements or adjournments of the meeting. Holders of shares of Class A Common Stock, par value $0.001 per share (“Class A Common Shares”), of the Company are entitled to one vote for each Class A Common Share, holders of shares of Class B-1 Common Stock, par value $0.001 per share (“Class B-1 Common Shares”), of the Company are entitled to ten votes for each Class B-1 Common Share and holders of shares of Class B-2 Common Stock, par value $0.001 per share (“Class B-2 Common Shares,” and, together with Class A Common Shares and Class B-1 Common Shares, “Common Shares”), of the Company are entitled to ten votes for each Class B-2 Common Share. Holders of our Class A Common Shares, Class B-1 Common Shares and Class B-2 Common Shares will vote as a single class on all matters at our 2025 Annual Meeting. Our Class A Common Shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”). At the close of business on January 9, 2025, there were 15,844,688 Class A Common Shares, 1,000,000 Class B-1 Common Shares and 15,000,000 Class B-2 Common Shares issued and outstanding.
The mailing address of our principal executive office is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR 2025 ANNUAL MEETING TO BE HELD ON THURSDAY, MARCH 27, 2025.
The Notice of 2025 Annual Meeting, Proxy Statement and Annual Report to Shareholders for the fiscal year ended September 30, 2024 are available at www.proxyvote.com.

PLEASE VOTE
Please vote to participate in our decision making. Nasdaq rules do not allow a broker, bank or other nominee who holds shares on your behalf to vote on nondiscretionary matters without your instructions.
PROPOSALS THAT REQUIRE YOUR VOTE
PROPOSAL		MORE INFORMATION	BOARD RECOMMENDATION	VOTES REQUIRED FOR APPROVAL
1	Election of Directors	Page 11	✓ FOR ALL	Plurality of all votes cast
2	Advisory vote to approve executive compensation	Page 25	✓ FOR	Majority of all votes cast*
3	Approval of The RMR Group Inc. Second Amended and Restated 2016 Omnibus Equity Plan	Page 44	✓ FOR	Majority of all votes cast
4	Ratification of independent auditors	Page 51	✓ FOR	Majority of all votes cast*

*
Nonbinding advisory vote.

With respect to Proposal 1, you may vote “FOR ALL” nominees, “WITHHOLD ALL” nominees or “FOR ALL EXCEPT” those nominees noted by you in the appropriate portion of your proxy card. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposals 2, 3 and 4.
You can vote in advance in one of three ways:
via the internet
Visit www.proxyvote.com and enter your 16 digit control number provided in your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form before 11:59 p.m., Eastern Time, on March 26, 2025 to authorize a proxy VIA THE INTERNET.

by phone
Call 1-800-690-6903 if you are a shareholder of record and 1-800-454-8683 if you are a beneficial owner before 11:59 p.m., Eastern Time, on March 26, 2025 to authorize a proxy BY TELEPHONE. You will need the 16 digit control number provided on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form.

by mail	Sign, date and return your proxy card if you are a shareholder of record or voting instruction form if you are a beneficial owner to authorize a proxy BY MAIL.

If the meeting is postponed or adjourned, these times will be extended to 11:59 p.m., Eastern Time, on the day before the reconvened meeting.
PLEASE VISIT: www.proxyvote.com
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To review and download easy to read versions of our Proxy Statement and Annual Report.

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To sign up for future electronic delivery to reduce the impact on the environment.

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To register in advance to attend our 2025 Annual Meeting.

THE RMR GROUP INC.	2025 Proxy Statement 1

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Board Composition

We are currently governed by a six member Board of Directors. Ensuring our Board is comprised of Directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds and effectively represent the long-term interests of shareholders is a top priority of our Board and our Nominating and Governance Committee. Our Board regularly evaluates its composition.
Sustainability

Environmental We are focused on environmental sustainability and seek to mitigate the impact of our assets and the assets we manage.

Social
Our success depends on human capital. We are deeply committed to our employees and other stakeholders and to serving our clients and their tenants, guests, residents and patrons and look for opportunities to have a positive social impact on the communities in which we operate.

Governance
We are committed to corporate governance that promotes the long term interests of our shareholders and other stakeholders. Our Governance Guidelines provide a framework for effective governance while our Code of Business Conduct and Ethics ensures we operate with the utmost integrity and in compliance with applicable laws and regulations.

We understand the importance of leading a sustainable business and regularly consider ways to improve our internal culture and the communities in which we operate. Our annual sustainability report can be found at www.rmrgroup.com/corporate-sustainability. In this “Sustainability” section, unless the context requires otherwise, references to “we,” “us” and “our” refer to The RMR Group Inc. and The RMR Group LLC (“RMR LLC”). Highlights of our Environmental, Social and Governance (“ESG”) strategies are as follows:
Environmental. We recognize our responsibility to minimize the impact of our business on the environment. We seek to preserve natural resources and maximize efficiencies in order to reduce the negative impact the properties we manage have on the planet. Our environmental sustainability strategies and best practices help to mitigate our managed properties’ environmental footprint, optimize operational efficiency and enhance our competitiveness in the marketplace.
We remain committed to our “Zero Emissions Promise” announced in 2022 to reduce scope 1 and 2 greenhouse gas (GHG) emissions 50% per square foot of managed property by 2029 from a 2019 base year and to scope 1 and 2 carbon neutrality by 2050. Our 50% reduction target has now been validated by the Science Based Targets initiative (SBTi) and is in line with a well-below 2°C (WB2C°) trajectory. Following the acquisition of our residential platform in December 2023, we incorporated scope 1 and 2 GHG emissions per square foot of managed common area at residential properties into our emissions reduction commitment. We anticipate emissions reductions will occur through a combination of strategic capital investments in energy efficiency by applicable clients, stakeholder engagement to promote sustainable behavior, the deployment of onsite solar and other renewable energy technologies, and the purchase of energy from

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renewable sources. We believe our efforts toward these goals will add value to our clients’ properties, benefit tenants by lowering their operating costs, drive sustainable economic returns and address investor demands that our clients have viable strategies to mitigate climate risk. We have made significant progress to date, achieving an overall reduction in emissions and energy of 33% and 27%, respectively.
We have incorporated specific sustainability objectives into our overall business strategy and portfolio management through the following programs:
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Climate scenario analyses performed across multiple time horizons and multiple potential future global emissions levels.

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Engage with tenant stakeholders on common sustainability goals to promote environmental performance alignment.

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Environmental surveys are conducted prior to acquiring a property.

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Environmental safety checklists at the property level are reviewed quarterly.

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Environmental safety training for engineers is conducted annually.

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Waste programs include diversion, rightsizing, education and expense management.

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Environmental-friendly cleaning and pest control support indoor environmental quality.

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Real-time energy monitoring, fault detection & diagnostics, energy and water audits and energy conservation best practices meetings.

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Assess asset-level compliance with current and future building energy and emissions performance standards across the United States and establish cost-effective pathways to comply.

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Green and energy-efficient equipment purchasing guideline which mandates the use of high energy efficiency equipment and environmentally friendly materials for new developments and major asset refurbishments.

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Number of ENERGY STAR® and Leadership in Energy and Environmental Design (“LEED®”) certified buildings continue to increase each year.

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Energy costs managed through supply contracts in deregulated energy markets.

We received the ENERGY STAR® Partner of the Year Award for the sixth consecutive year and for a fourth year with a Sustained Excellence designation for our outstanding efforts in Energy Management in executing ENERGY STAR® related activities at buildings we manage on behalf of our clients. In 2022, we earned LEED® Proven Provider™ recognition from the US Green Building Council for demonstrating successful and consistent performance in the LEED Project Administrator role and the Fitwel Viral Response Certification with Distinction for our operational policies that mitigate the spread of infectious respiratory diseases. RMR’s Environmental Policy can be found on our website.
Social. We believe the foundation of our success begins with ensuring our employees have the opportunity to participate in first-in-class benefits programs and competitive salaries. Our strength lies in the collective experience of a diverse and inclusive workplace. Diversity within our teams helps drive individual and group performance that benefits us and our clients.
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Employees and Equal Opportunity. As of September 30, 2024, we employed approximately 1,060 real estate professionals, including 28% in our corporate office and 72% across our more than 35 offices throughout the United States. The average tenure of our employees was 4.9 years. We provide our employees with competitive salaries and benefits and we aim to attract professionals who will uphold our values of social and environmental stewardship.

We are an equal opportunity employer, with all qualified applicants receiving consideration for employment without regard to race, color, religion, sex, sexual orientation, gender identity, national origin, disability or protected veteran status. Throughout our organization, including our Board, we are committed to equality and fostering a culture of diversity, tolerance and inclusion. As of September 30, 2024, 39% of our approximately 1,060 employees were women and 44% were members of underrepresented communities.

THE RMR GROUP INC.	2025 Proxy Statement 3

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Board Diversity. As of September 30, 2024, our Board composition included 50% of members from underrepresented communities, including 33% female and 17% African American.

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Employee Engagement, Education and Training. Our employee engagement initiatives align with our goal of being an employer of choice with a thriving workforce that encourages career enrichment and positions us for growth. Our programs are carefully designed for hiring, developing and retaining the best talent in the real estate industry. We believe our compensation and benefits are best in class and are consistent with companies in the alternative asset management industry. We periodically review the effectiveness and competitiveness of our compensation program. Our recruiting programs, on-boarding and retention programs and our development and on-going training programs currently include the following:

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Managing with Impact: Since 2016, we have hosted Managing with Impact workshops for managers throughout the Company to expand their perspectives and increase their confidence as a new manager. Within their first year, our managers complete the workshop and learn how to effectively delegate, solve problems and give meaningful performance feedback.

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Tuition Reimbursement Program: We offer tuition assistance up to $20,000 annually for work-related education from accredited colleges and universities in order to deepen employees’ skillsets and support personal enrichment.

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Accelerated Women in Leadership Program: Our Accelerated Women in Leadership Program (“AWLP”) is a targeted learning experience that helps women strengthen and leverage their contribution and impact as professionals and leaders. Participants explore a variety of topics that help them manage biases that can be limiting, strengthen their executive presence, influence and negotiate more effectively, and integrate work and home life. Starting in 2020, each year a cohort of women professionals participate in AWLP.

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Analyst Accelerator Internship Program: Our Analyst Accelerator Internship Program is designed to attract early career talent to our industry from backgrounds underrepresented in real estate. The 10-week program is built upon the premise that hands on exposure as an analyst is an ideal way to provide rising college juniors or seniors with a solid first step toward a successful and lasting career in real estate. We actively recruit talent from college campuses and student communities interested in real estate who are traditionally underrepresented in the sector, including women and people of color. Relationships with programs like the University of Massachusetts Amherst Real Estate Program, involvement with Historically Black Colleges and Universities, and engagement with women’s career forums all amplify our outreach efforts to develop a robust and diverse talent pipeline.

We also prioritize on-going education and training for all employees across our organization as follows:
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Engineering Apprenticeship Program: Given the increasing challenges within the real estate industry of attracting qualified engineers throughout the country, we made it a strategic priority to develop the next generation of qualified building engineers. Our Engineering Apprenticeship Program standardizes the recruitment and development of engineering candidates to prepare them for open positions and to plan for future engineering needs. We recruit from various trade schools and job fairs to identify candidates for the two-year program with a curriculum that includes specific onboarding plans for training in electrical, HVAC, or plumbing trades and covers a range of essential engineering staff development topics.

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Industry Associations & Credentials: In order to further their professional development, many of our employees seek out credentials and association memberships, with any membership costs reimbursed by us. Examples of credentials and association memberships include: BOMA membership, Certified Property Manager, Certified Public Accountant, National Association of Industrial and Office Properties, LEED Accredited Professional, Certified Energy Manager and Fitwel Ambassador.

In 2024, we were recognized by GlobeSt.com as one of commercial real estate’s Best Places to Work and by Commercial Property Executive as 11th on its list of Top Commercial Property Management Companies. In 2023, we were recognized by The Boston Globe for the fourth consecutive year as one of The Top

4 THE RMR GROUP INC.	2025 Proxy Statement

Places to Work in Massachusetts in the Large Employers category. In 2021, we received the Corporate Excellence Award from the Institute of Real Estate Management. In 2020, we were recognized by the Boston Business Journal as the “Fastest Growing Middle Market Company in Massachusetts.”
Governance.
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Board and Management Diversity. We are an equal opportunity employer that believes workforce excellence starts at the highest levels of our organization and extends to every employee within our organization. Members of our and our clients’ leadership teams are comprised of individuals who exhibit ethics and integrity, have business acumen, sound judgment and a strong record of achievements. Our Board and its committees include members of diverse backgrounds, perspectives and experiences, including professional experience, skills and community membership.

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Inclusive Work Culture. We seek to attract and retain top talent through an inclusive work culture with leadership programs and initiatives like the Accelerated Women in Leadership Program, Managing with Impact and other internal investments in broad-based training and development.

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ESG Program. Our ESG program is managed within the functional groups that perform environmental, social and governance activities. These functional groups, including Asset Services, Investor Relations, Energy & Sustainability, Engineering, Information Technologies and Human Resources, report to members of our executive operating committee, which oversees all of our ESG activities. Our independent board members and those of our clients review our ESG program performance and provide feedback that helps shape existing and new initiatives. We have a broad range of corporate governance and sustainability policies, guidelines and procedures designed to encourage consideration of ESG criteria in the broader context of investment and property management and to ensure compliance with applicable laws.

To learn more about our sustainability initiatives, visit www.rmrgroup.com/corporate-sustainability.
Key Responsibilities of Our Board

Oversight of Strategy	Oversight of Risk	Succession Planning

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Our Board oversees and monitors strategic planning.

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Business strategy is a key focus of our Board and embedded in the work of Board committees.

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Company management is charged with executing business strategy and provides regular performance updates to our Board.

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Our Board oversees risk management.

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Board committees, which meet regularly and report back to our full Board, play significant roles in carrying out the risk oversight function.

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Company management is charged with managing risk, through robust internal processes and effective internal controls.

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Our Board oversees succession planning and talent development for senior executive positions.

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Our Nominating and Governance Committee makes an annual report to our Board on succession planning.

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In the event of a succession, our entire Board may work with our Nominating and Governance Committee, or the Independent Directors, as applicable, to nominate and evaluate potential successors.

THE RMR GROUP INC.	2025 Proxy Statement 5

Our Board’s Role in Oversight of Risk Management

Our Board is elected by our shareholders to oversee our business and long term strategy. As part of fulfilling its responsibilities, our Board oversees the maintenance of appropriate financial and other internal controls and our compliance with applicable laws and regulations. Inherent in these responsibilities is our Board’s understanding and oversight of the various risks we face. Our Board considers that risks should not be viewed in isolation and should be considered in virtually every business decision and as part of our business strategy.
Our Board oversees risk as part of its general oversight of our Company. Oversight of risk is addressed as part of various Board and Board committee activities and through regular and special Board and Board committee meetings. Our day to day business is conducted by our management, which is responsible for incorporating risk management in its activities. Our management and members of our internal audit group regularly meet with our Audit Committee and provide us with advice and assistance with our risk management function.
In discharging their oversight responsibilities, our Board and Board committees review regularly a wide range of reports management, internal audit and service providers provide, including:
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reports on market and industry conditions;

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operating and regulatory compliance reports;

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financial reports;

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reports on risk management and ESG activities and initiatives;

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regulatory and legislative updates that may impact us;

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reports on the security of our information technology processes and our data; and

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legal proceeding updates and reports on other business related matters.

Our Board and Board committees discuss these matters among themselves and with our management, legal counsel, our independent auditors and other professionals, as appropriate.
Our Audit Committee takes a leading role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management, including cybersecurity and the use of artificial intelligence, and our compliance with legal and regulatory requirements. Our Board and Audit Committee review periodic reports from our independent auditors regarding potential risks, including risks related to our internal control over financial reporting. Our Audit Committee also reviews an internal audit plan developed by our internal audit group with the goal of helping us systematically evaluate the effectiveness of our risk management, control and governance processes on an annual basis. Our Audit Committee meets at least quarterly and reports its findings to our Board. Our Audit Committee also meets periodically with members of our internal audit group to review the results of our internal audits, and directs or recommends to our Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management.
Our Audit Committee considers risks related to cybersecurity and receives regular reports from our management regarding cybersecurity risks and countermeasures being undertaken or considered by us, including updates on the internal and external cybersecurity landscape and relevant technical developments, such as advances in the use of artificial intelligence.
Our Compensation Committee whose responsibilities are detailed in its charter, among other responsibilities, reviews the goals and objectives of our executive compensation program; reviews and approves annually the compensation paid by us to each of our executive officers; and reviews and considers the incentives and risks associated with our compensation policies and practices. Also, our Compensation Committee and our Board consider that we have a share award program that requires share awards to executive officers to vest over a period of years. We believe that the use of share awards vesting over time rather than stock options mitigates the incentives for our management to undertake undue risks and encourages our management to make longer term and appropriately risk balanced decisions.

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It is not possible to identify all of the risks that may affect us or to develop processes and controls to eliminate all risks and their possible effects, and processes and controls employed to address risks may be limited in their effectiveness. Moreover, it is necessary for us to bear certain risks to achieve our objectives. As a result of the foregoing and other factors, our ability to manage risk is subject to substantial limitations.
To learn more about the risks we face, you can review the matters discussed in Part I, Item 1A. “Risk Factors” and “Warning Concerning Forward Looking Statements” in our Annual Report to Shareholders for the fiscal year ended September 30, 2024 (the “Annual Report”). The risks described in the Annual Report are not the only risks we face. Additional risks and uncertainties not currently known or that may currently be deemed to be immaterial also may materially adversely affect our business, financial condition or results of operations in future periods.
Director Independence

Under the corporate governance listing standards of the Nasdaq, to be considered independent:
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a director must not have a disqualifying relationship, as defined in the corporate governance section of the Nasdaq rules; and

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our Board must affirmatively determine that the director otherwise has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To facilitate the director independence assessment process, our Board has adopted written Governance Guidelines as described below.

Our Board is comprised of six Directors, including four Independent Directors and two Managing Directors. Under our bylaws (our “Bylaws”), so long as the number of directors is less than five, at least one director must meet the qualifications of a Managing Director and, so long as the number of directors is five or greater, at least two directors must meet the qualifications of a Managing Director. As set forth in our Bylaws, Independent Directors are Directors who are not employees of our Company or any of our subsidiaries, are not involved in our or our subsidiaries’ day to day activities and are persons who qualify as independent under the applicable rules of the Nasdaq and the Securities and Exchange Commission (the “SEC”). As set forth in our Bylaws, Managing Directors are Directors who are not Independent Directors and who have been employees of our Company or any of our subsidiaries or involved in our day to day activities, or the activities of any of our subsidiaries or any of their predecessors for at least one year prior to such Director’s election.
Our Board affirmatively determines whether Directors have a direct or indirect material relationship with us, including our subsidiaries, other than serving as our Directors or directors of our subsidiaries. In making independence determinations, our Board observes the Nasdaq and SEC criteria, as well as the criteria set forth in our governing documents. When assessing a Director’s relationship with us, our Board considers all relevant facts and circumstances, not merely from the Director’s standpoint, but also from that of the persons or organizations with which the Director has an affiliation. Based on this review, our Board has determined that Ann Logan, Rosen Plevneliev, Jonathan Veitch and Walter C. Watkins, Jr. currently qualify as independent directors under applicable Nasdaq and SEC criteria and as Independent Directors under our Bylaws. In making these independence determinations, our Board reviewed and discussed additional information provided by us and the Directors with regard to each of the Directors’ relationships with us and our affiliates and those companies to which we or our affiliates provide management or advisory services, as applicable. Our Board has concluded that none of these four Directors possessed or currently possesses any relationship that could impair her or his judgment in connection with her or his duties and responsibilities as a Director of our Company or that could otherwise be a direct or indirect material relationship under applicable Nasdaq and SEC standards.
Executive Sessions of Independent Directors

Pursuant to our Governance Guidelines, our Independent Directors meet in regularly scheduled meetings at which only Independent Directors are present. Our Independent Directors also meet with our officers, other representatives of our management, as appropriate, and with our independent auditors. The presiding Director for purposes of leading Independent Director sessions is the Lead Independent Director, unless the Independent Directors determine otherwise.

THE RMR GROUP INC.	2025 Proxy Statement 7

Board Leadership Structure

All Directors play an active role in overseeing our business both at our Board and committee levels. As set forth in our Governance Guidelines, the core responsibility of our Directors is to exercise sound, informed and independent business judgment in overseeing our Company and our strategic direction. Our Directors are skilled and experienced leaders and currently serve or have served as members of senior management in public and private for profit and nonprofit organizations, and also have served as government officials and in academia. Our Directors may be called upon to provide solutions to various complex issues and are expected to, and do, ask hard questions of our officers and advisers. Our Board is small, which facilitates informal discussions and communication from our management to our Board and among Directors.
Adam Portnoy has served as Chair of our Board since 2022. Our Board believes that Mr. Portnoy’s leadership and extensive familiarity with our day to day business provide valuable insight for our Board. Our Chief Financial Officer and Treasurer regularly attend Board and Board committee meetings. Special meetings of our Board may be called at any time by our President or by a majority of the Directors then in office. Our Managing Directors, in consultation with our management, set the agenda for Board meetings. Other Directors may suggest agenda items as well. Discussions at Board meetings are led by the Chair of the Board, the Managing Director, the Independent Director or a member of management who is most knowledgeable on a subject.
Four of our Directors are independent under the applicable Nasdaq and SEC criteria and our governing documents. All of the members of our Audit Committee, Nominating and Governance Committee and Compensation Committee are independent under the applicable listing requirements and rules of the Nasdaq and other applicable laws, rules and regulations, including those of the SEC. As set forth in our Bylaws, two of our Directors are Managing Directors, persons who have been employees of our Company or our subsidiaries or involved in our day to day activities or in the day to day activities of any of our subsidiaries or any of their predecessors for at least one year prior to such Director’s election.
Lead Independent Director

We have a Lead Independent Director who is selected annually by the vote of a majority of our Independent Directors. Currently, Mr. Plevneliev serves as our Lead Independent Director. Our Lead Independent Director has well-defined, robust responsibilities that include:
•
assisting the board in evaluating its effectiveness;

•
presiding at all meetings of our Board at which the Chair or a Managing Director is not present;

•
presiding at all meetings and executive sessions of the Independent Directors;

•
having the authority to call meetings of the Independent Directors or executive sessions of the Independent Directors;

•
serving as the principal liaison between the Independent Directors and our management;

•
assisting our Compensation Committee in its annual evaluation of the performance of our executive officers;

•
setting agendas for meetings of the Independent Directors;

•
authorizing the retention of advisors and consultants who report directly to the Independent Directors when appropriate; and

•
if requested, and in coordination with the Chair of our Board and our management, being reasonably available for consultation and direct communication with shareholders.

8 THE RMR GROUP INC.	2025 Proxy Statement

Code of Business Conduct and Ethics and Committee Governance

Our Board is committed to corporate governance that promotes the long term interests of our shareholders. Our Board has established Governance Guidelines that provide a framework for effective governance. Our Board regularly reviews developments in corporate governance and updates our Governance Guidelines and other governance materials as it deems necessary and appropriate.
We have also adopted a Code of Business Conduct and Ethics (the “Code”) to, among other things, provide guidance to our Directors, officers and employees to ensure compliance with applicable laws and regulations.
Our Board has an Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Audit Committee, Compensation Committee and Nominating and Governance Committee each have adopted a written charter, and each Board committee reviews its written charter on an annual basis to consider whether any changes are required.
Our Audit Committee, Compensation Committee and Nominating and Governance Committee are comprised entirely of Independent Directors under applicable Nasdaq rules who also meet the independence criteria applicable to audit committees and compensation committees under the Sarbanes-Oxley Act of 2002 and the SEC’s implementing rules under that law.
We are a “controlled company” under the rules of the Nasdaq because Adam Portnoy holds more than 50% of our voting power. Although that would allow our Compensation Committee and Nominating and Governance Committee to include Independent Directors and Managing Directors, both committees are comprised solely of Independent Directors.
Our corporate governance materials are available for review in the governance section of our website, including our Governance Guidelines, the charter for each Board committee, the Code and information about how to report concerns or complaints about accounting, internal accounting controls or auditing matters and any violations or possible violations of the Code and how to communicate with our Directors, individually or as a group. To access these documents on our website visit www.rmrgroup.com. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Code that apply to the principal executive officer, principal financial officer or controller, or persons performing similar functions, by posting such information on our website.
Insider Trading Policies and Procedures

We have adopted Insider Trading Policies and Procedures (our “Insider Trading Policy”) governing the purchase, sale, and other dispositions of our securities by our Directors, officers and employees, and the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. In general, our Insider Trading Policy prohibits us and our Directors, officers and employees and related persons and entities from trading in our securities and securities of any public company to which RMR LLC or its affiliates provide management services (our “Public Clients”) while aware of material, nonpublic information about us or such company. Our Insider Trading Policy also prohibits our Directors and Executive Officers and other designated employees from transacting in our securities and securities of our Public Clients during certain designated blackout periods. In addition, our Directors and certain senior officers are required to obtain approval in advance of transactions in our securities. The foregoing summary of our Insider Trading Policy does not purport to be complete and is qualified by reference to our Insider Trading Policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.
Prohibition on Hedging

Our Insider Trading Policy expressly prohibits members of our Board and our officers from engaging in hedging transactions involving our securities and those of any public company to which RMR LLC or its affiliates provide management services.

THE RMR GROUP INC.	2025 Proxy Statement 9

Nominations for Directors

Our Nominating and Governance Committee is responsible for identifying and evaluating nominees for Director and for recommending to our Board nominees for election at each annual meeting of shareholders. Our Nominating and Governance Committee may consider candidates suggested by our Directors, officers or shareholders or by others. Shareholders who would like to recommend a nominee for the position of Director should submit their recommendations in writing by mail to the Chair of our Nominating and Governance Committee, c/o Secretary, The RMR Group Inc., at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or by email to secretary@rmrgroup.com. Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, as well as the addresses and telephone numbers for contacting the shareholder and the candidate for more information. Our Nominating and Governance Committee may request additional information about the shareholder recommended nominee or about the shareholder recommending the nominee. Recommendations by shareholders will be considered by our Nominating and Governance Committee in its discretion using the same criteria as other candidates it considers.
Communications with Our Board

Our Board has established a process to facilitate communication by shareholders and other interested parties with Directors. Communications should be addressed to Directors in care of the Secretary, The RMR Group Inc., Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or by email to secretary@rmrgroup.com.
Shareholder Nominations and Other Proposals

Deadline to Submit Nominations and Proposals for the 2026 Annual Meeting of Shareholders for Purposes of Rule 14a-4(c)(1): To be timely for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholder nominations and proposals intended to be made at the 2026 annual meeting of shareholders must be received by us not later than December 2, 2025; provided, that, if the date of the 2026 annual meeting of shareholders is more than 30 days earlier or later than March 27, 2026, then a shareholder’s notice must be so received at a reasonable time before we send our proxy materials for the 2026 annual meeting of shareholders to our shareholders.
Deadline to Submit Proposals for the 2026 Annual Meeting of Shareholders for Purposes of Rule 14a-8: Shareholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received at our principal executive office on or before September 18, 2025 in order to be eligible to be included in the proxy statement for the 2026 annual meeting of shareholders; provided, that, if the date of the 2026 annual meeting of shareholders is more than 30 days before or after March 27, 2026, such a proposal must be submitted within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials in certain circumstances or if conditions specified in the rule are not met.
Deadline to Submit Nominations for the 2026 Annual Meeting of Shareholders for Purposes of Rule 14a-19: To be timely for purposes of Rule 14a-19 of the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than our Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 no later than January 26, 2026.

10 THE RMR GROUP INC.	2025 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS
Upon the recommendation of our Nominating and Governance Committee, our Board has nominated Jennifer B. Clark and Adam Portnoy for election as Managing Directors and Ann Logan, Rosen Plevneliev, Jonathan Veitch and Walter C. Watkins, Jr. for election as Independent Directors. Each Director nominee currently serves on our Board. If elected, each nominee would serve until our 2026 annual meeting of shareholders and until her or his successor is duly elected and qualifies, subject to the individual’s earlier death, resignation, retirement, disqualification or removal.
We expect that each nominee for election as a Director will be able to serve if elected. However, if a nominee should become unable or unwilling to serve, proxies may be voted for the election of a substitute nominee designated by our Board.
Director Criteria, Qualifications, Experience and Tenure
Our Board performs an assessment of the skills and the experience needed to properly oversee the interests of our Company. Generally, our Board reviews both the short- and long-term strategies of our Company to determine what current and future skills and experience are required of our Board in exercising its oversight function and in the context of our strategic priorities. Our Nominating and Governance Committee and our Board consider the qualifications, characteristics and skills of Directors and Director candidates individually and in the broader context of our Board’s overall composition when evaluating potential nominees for election as Director.
Our Board believes that its members should:

•
exhibit high standards of integrity and ethics;

•
have business acumen, practical wisdom, ability to exercise sound judgment in a congenial manner and be able to make independent analytical inquiries;

•
have a strong record of achievements;

•
have knowledge of the asset management industry, commercial real estate (“CRE”) and residential real estate industries and real estate investment trusts (“REITs”);

•
have diverse perspectives, backgrounds and experiences, including professional background, skills and community membership; and

•
be committed to serve on our Board over a period of years in order to develop knowledge about our operations and have sufficient time and availability to devote to Board and committee matters.

In addition, our Board has determined that our Board, as a whole, should strive to have the right mix of characteristics and skills necessary to effectively perform its oversight responsibilities. Our Board believes that Directors with one or more of the following professional skills or experiences can assist in meeting this goal:

•
work experience with a proven record of success in his, her or their field;

•
risk oversight/management expertise;

•
accounting and finance, including a high level of financial literacy and understanding of the impact of financial market trends on the real estate industry;

•
operating business and/or transactional experience;

•
management/leadership experience;

•
knowledge of our historical business activities;

•
familiarity with client sectors;

•
familiarity with the public capital markets;

•
experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;

•
service on other public company boards and committees;

•
qualifying as a Managing Director in accordance with the requirements of our governing documents; and

•
qualifying as an Independent Director in accordance with the requirements of the Nasdaq, the SEC and our governing documents.

THE RMR GROUP INC.	2025 Proxy Statement 11

A plurality of all the votes cast is required to elect a Director at our 2025 Annual Meeting.
The names, principal occupations and certain other information about the nominees for Director, as well as a summary of the key experiences, qualifications, attributes and skills that led our Nominating and Governance Committee and our Board to conclude that such persons are currently qualified to serve as Directors, are set forth on the following pages.
Our Board of Directors recommends a vote of “FOR ALL” for the election of all Director nominees.

12 THE RMR GROUP INC.	2025 Proxy Statement

Director Nominees to be Elected at Our 2025 Annual Meeting

Jennifer B. Clark, 63, Managing Director
DIRECTOR SINCE 2018 BOARD COMMITTEES None
PROFESSIONAL EXPERIENCE:
•
Executive Vice President, General Counsel and Secretary of the Company since 2015.

•
Executive Vice President and General Counsel of RMR LLC since 2008 and its Secretary since 2015.
•
Secretary of Diversified Healthcare Trust, Industrial Logistics Properties Trust, Service Properties Trust, Office Properties Income Trust, Seven Hills Realty Trust and AlerisLife Inc.
•
Officer of ABP Trust.

•
Director and secretary of Sonesta International Hotels Corporation and its parent.

•
Director, executive vice president, general counsel and secretary of Tremont Realty Capital LLC.
•
Chief legal officer of Seven Hills Realty Trust from 2002 to January 2021.

•
Until RMR Advisors LLC merged with Tremont Realty Capital LLC in January 2021, director of RMR Advisors LLC from 2016, its president and chief executive officer from 2019 and prior to that its executive vice president and general counsel from October 2017 through December 2018, its secretary since 2004.
•
Partner at the law firm of Sullivan & Worcester prior to joining RMR LLC.
OTHER RMR PUBLIC CLIENT BOARDS(1):
•
Office Properties Income Trust (since 2021)

•
AlerisLife Inc. (from 2020 until it was acquired by ABP Trust in March 2023)

•
Diversified Healthcare Trust (from 2018 to June 2021)

•
Seven Hills Realty Trust (from 2019 to January 2021)
OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
None

QUALIFICATIONS
Ms. Clark brings to our Board extensive professional skills and experience in legal, corporate governance and real estate matters. Ms. Clark possesses extensive experience in, and knowledge of, the CRE and residential real estate industries and REITs, and institutional knowledge earned through prior service as an officer of our Company and leadership positions with RMR LLC. Ms. Clark identifies as Caucasian and as female. Ms. Clark qualifies as a Managing Director in accordance with the requirements of our Bylaws.

Risk Oversight/Management	Human Capital Management	Financial Literacy	Public Company Board
REIT/Real Estate	Investment Expertise	ESG	Public Company Executive
Legal/Regulatory

(1)
RMR LLC or its subsidiaries currently provide management services to the following five public companies that do not have any employees of their own: Diversified Healthcare Trust (Nasdaq: DHC), Industrial Logistics Properties Trust (Nasdaq: ILPT), Office Properties Income Trust (Nasdaq: OPI), Service Properties Trust (Nasdaq: SVC) and Seven Hills Realty Trust (Nasdaq: SEVN). For these companies with no employees, RMR LLC or its subsidiaries provide all business operations and functions pursuant to the terms of the applicable management agreements with those companies.

THE RMR GROUP INC.	2025 Proxy Statement 13

Ann Logan, 70, Independent Director
DIRECTOR SINCE 2015 BOARD COMMITTEES Audit (Chair) Compensation Nominating and Governance
PROFESSIONAL EXPERIENCE:
•
Various executive roles at Fannie Mae, a U.S. Government sponsored enterprise with various classes of publicly owned securities, including as executive vice president of the single family mortgage business from 1998 to 2000 and as executive vice president and chief credit officer from 1993 to 1998.
•
Former board member of The Washington School for Girls and Georgetown Preparatory School and chair of the board of trustees of Bryn Mawr College.
•
Director of PHH Corporation, a New York Stock Exchange listed company providing real estate mortgage and automotive fleet services from 2005 to 2010, where she was chair of the risk management committee and served on the audit and compensation committees.
OTHER RMR PUBLIC CLIENT BOARDS(1):
•
None

OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
None

QUALIFICATIONS
Ms. Logan brings to our Board valuable perspective on the broader real estate industry and significant experience in the real estate mortgage and credit industries. Ms. Logan possesses professional skills, training and expertise in finance and risk management matters, as well as demonstrated management ability gained in part from service on boards and board committees and experience as a senior executive of a public company. Ms. Logan identifies as Caucasian and as female. Ms. Logan qualifies as an Independent Director in accordance with the requirements of the Nasdaq, the SEC and our Bylaws.

Risk Oversight/Management	Human Capital Management	Financial Expertise	REIT/Real Estate
Investment Expertise	ESG	Public Company Executive

14 THE RMR GROUP INC.	2025 Proxy Statement

Rosen Plevneliev, 60, Independent Director
DIRECTOR SINCE 2017 LEAD INDEPENDENT DIRECTOR SINCE 2022 BOARD COMMITTEES Audit Compensation Nominating and Governance
PROFESSIONAL EXPERIENCE:
•
President of Bulgaria from January 22, 2012 to January 22, 2017.

•
Bulgaria’s Minister of Regional Development and Public Works from 2009 to 2011, overseeing the country’s infrastructure, communications and development projects.
•
Former partner and chief executive officer of IRIS International Ltd, a construction management firm that he founded in 1990, and managed several prominent projects in Germany and Bulgaria, including the Reichstag, Munich Airport and the Sofia Business Park, the first business park in Bulgaria and the largest office park in southeastern Europe.
•
Former member of the board of directors of the American Chamber of Commerce in Bulgaria, the board of the Confederation of Employers and Industrialists in Bulgaria and the board of the “For Our Children” Foundation.
OTHER RMR PUBLIC CLIENT BOARDS(1):
•
None
OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
None

QUALIFICATIONS
Mr. Plevneliev brings to our Board executive experience and demonstrated leadership ability as a former head of state. Additionally, Mr. Plevneliev leverages his experience heading large scale real estate construction and development projects in both the public and private sectors, as well as his experience as a senior executive of a construction management company in fulfilling his duties on our Board. Mr. Plevneliev identifies as Caucasian and as male. Mr. Plevneliev qualifies as an Independent Director in accordance with the requirements of the Nasdaq, the SEC and our Bylaws.

Risk Oversight/Management	Human Capital Management	Financial Literacy	ESG
Real Estate Construction Management	Diplomacy and Leadership

THE RMR GROUP INC.	2025 Proxy Statement 15

Adam Portnoy, 54, Managing Director
DIRECTOR SINCE 2015 CHAIR OF OUR BOARD SINCE 2022 BOARD COMMITTEES None
PROFESSIONAL EXPERIENCE:
•
President and Chief Executive Officer of the Company, since shortly after our formation in 2015.
•
President and Chief Executive Officer of RMR LLC since 2005, and Director from 2006 to June 5, 2015 when RMR LLC became a majority owned subsidiary of our Company and we became RMR LLC’s managing member.
•
Sole director of AlerisLife Inc. since its acquisition by ABP Trust in March 2023.

•
Chair of the boards of Diversified Healthcare Trust, Industrial Logistics Properties Trust, Office Properties Income Trust, Seven Hills Realty Trust and Service Properties Trust.
•
Director of RMR Advisors LLC from 2007 to January 2021 when it merged with Tremont Realty Capital LLC.
•
Director of Tremont Realty Capital LLC since March 2016.

•
Sole trustee, controlling shareholder and an officer of ABP Trust, our controlling shareholder.
•
Director and controlling shareholder of Sonesta International Hotels Corporation and its parent.
•
Honorary Consul General of the Republic of Bulgaria to Massachusetts.

•
Co-Chair of Massachusetts Opportunity Alliance, Inc. Board.

•
Member of Massachusetts High Technology Council, Inc. Board.

•
Chair of the board of directors of the Pioneer Institute.

•
Executive committee member of the board of directors of the Greater Boston Chamber of Commerce.
•
Member of AJC New England’s Leadership Board.

•
Previously served on the board of governors for the National Association of Real Estate Investment Trusts and the board of trustees of Occidental College.
OTHER RMR PUBLIC CLIENT BOARDS(1):
•
Diversified Healthcare Trust (since 2007)

•
Service Properties Trust (since 2007)

•
Office Properties Income Trust (since 2009)

•
Seven Hills Realty Trust, including its predecessor companies (since 2009)

•
Industrial Logistics Properties Trust (since 2017)

•
TravelCenters of America Inc. (from 2018 until it was acquired by BP Products North America Inc. in May 2023) and chair of its board (from 2019 to May 2023)
•
AlerisLife Inc. (from 2018 until it was acquired by ABP Trust in March 2023) and chair of its board (from 2019 to March 2023)
•
Tremont Mortgage Trust (from 2017 until it merged with Seven Hills Realty Trust in September 2021)
OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
None

QUALIFICATIONS
Mr. Portnoy brings to our Board extensive experience in, and knowledge of, the asset management, CRE and residential real estate industries and REITs, gained in part through his key leadership position with us, his public company director service and his demonstrated management ability. Mr. Portnoy also possesses experience in investment banking and private equity, as well as institutional knowledge earned through prior service on the boards of trustees and directors of our clients and deep knowledge of our clients’ businesses. Mr. Portnoy identifies as Caucasian and as male. Mr. Portnoy qualifies as a Managing Director in accordance with the requirements of our Bylaws.

Risk Oversight/Management	Human Capital Management	Financial Literacy	Public Company Board
REIT/Real Estate	Investment Expertise	ESG	Public Company Executive
Government/Public Policy

16 THE RMR GROUP INC.	2025 Proxy Statement

Jonathan Veitch, 65, Independent Director
DIRECTOR SINCE 2020 BOARD COMMITTEES Audit Compensation Nominating and Governance (Chair)
PROFESSIONAL EXPERIENCE:
•
Former president of Occidental College, a nationally-recognized private liberal arts college, from 2009 to June 2020 and a member of its board of trustees since 2009.
•
Various leadership and management positions with The New School from 1996 to 2009.

•
Recipient of numerous grants and awards in academia and author of numerous publications and articles.
•
As a distinguished chair in the History Department and President Emeritus of Occidental College, he is currently working on a book on the value and purposes of liberal arts education.
OTHER RMR PUBLIC CLIENT BOARDS(1):
•
None

OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
None

QUALIFICATIONS
Mr. Veitch brings to our Board extensive professional skills and experience in governance matters. Additionally, Mr. Veitch provides our Board with significant management experience and demonstrated leadership ability. Mr. Veitch holds a doctorate in American History from Harvard University. Mr. Veitch identifies as Caucasian and as male. Mr. Veitch qualifies as an Independent Director in accordance with the requirements of the Nasdaq, the SEC and our Bylaws.

Public Company Board	Financial Literacy	Private College Executive	Human Capital Management
Risk Oversight/Management	ESG

THE RMR GROUP INC.	2025 Proxy Statement 17

Walter C. Watkins, Jr., 78, Independent Director
DIRECTOR SINCE 2015 BOARD COMMITTEES Audit Compensation (Chair) Nominating and Governance
PROFESSIONAL EXPERIENCE:
•
Principal of WCW Enterprises, LLC, which he founded in 2000 to provide business consulting services and manage certain private investments.
•
Various executive capacities at Bank One Corporation (the successor to First Chicago NBD, NBD Bancorp and National Bank of Detroit) from 1968 to 2000, including serving as executive vice president and president of Bank One, Michigan.
•
Chief development officer for the City of Detroit from 2002 to 2006 and the interim chief executive officer of Detroit Regional Convention Facility Authority from 2009 to 2010.
•
Director of the Omega Historic Preservation Foundation.

•
Past board affiliations include Health Alliance Plan, Detroit Economic Growth Corporation, Detroit Medical Center, Detroit Regional Chamber of Commerce, United Way of Southeast Michigan and Fisk University.

OTHER RMR PUBLIC CLIENT BOARDS(1):
•
None
OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
None

QUALIFICATIONS
Mr. Watkins brings to our Board demonstrated business leadership as a successful entrepreneur. Additionally, Mr. Watkins possesses a financial background, gained in part through experience as a senior executive officer of a large banking business. Mr. Watkins has also worked on community boards and committees. Mr. Watkins identifies as African American and as male. Mr. Watkins qualifies as an Independent Director in accordance with the requirements of the Nasdaq, the SEC and our Bylaws.

Risk Oversight/Management	Human Capital Management	Financial Literacy	Investment Expertise
ESG	Legal/Regulatory	Commercial Banking	Economic Development

18 THE RMR GROUP INC.	2025 Proxy Statement

Executive Officers

Our executive officers serve at the discretion of our Board. There are no family relationships among any of our Directors or executive officers.

Adam Portnoy Age: 54	President and Chief Executive Officer of our Company since 2015 President and Chief Executive Officer of RMR LLC since 2005

Mr. Portnoy’s background and qualifications are described above.

Jennifer B. Clark Age: 63	Executive Vice President, General Counsel and Secretary of our Company since 2015 Executive Vice President and General Counsel of RMR LLC since 2008

Ms. Clark’s background and qualifications are described above.

Matthew P. Jordan Age: 49
Executive Vice President of our Company since 2018
Chief Financial Officer and Treasurer of our Company since 2015
Executive Vice President of RMR LLC since 2017
Chief Financial Officer and Treasurer of RMR LLC since 2012

Mr. Jordan oversees all accounting, finance and tax matters affecting us and our public clients; our human capital; our asset services function, which includes asset management and leasing, property management and engineering; our technology; and our mortgage lending business. Mr. Jordan joined RMR LLC in April 2012 as chief accounting officer; he became senior vice president, chief financial officer and treasurer of RMR LLC in November 2012; and he became an executive vice president of RMR LLC in October 2017 while continuing to serve as RMR LLC’s chief financial officer and treasurer. Mr. Jordan has primary responsibility for overseeing our residential business. Mr. Jordan has served as a managing trustee of Seven Hills Realty Trust since January 2021 and as a managing trustee of Industrial Logistics Properties Trust since June 2022. Mr. Jordan was a managing trustee of Tremont Mortgage Trust from January 2021 until it merged with Seven Hills Realty Trust in September 2021. Mr. Jordan was an executive vice president, chief financial officer and treasurer of RMR Advisors LLC from October 2017 until January 2021, when RMR Advisors LLC merged with Tremont Realty Capital LLC. Mr. Jordan has been a director, president and chief executive officer of Tremont Realty Capital LLC since January 2021; he was the executive vice president from October 2017 to December 2020, was previously treasurer and chief financial officer from its formation in 2016 to December 2020 and a vice president from its formation until October 2017. Prior to joining RMR LLC, Mr. Jordan was employed at Stanley Black & Decker from July 2011 until April 2012 and before then at Ernst & Young LLP. Mr. Jordan is a certified public accountant. Mr. Jordan identifies as Caucasian and as male.

THE RMR GROUP INC.	2025 Proxy Statement 19

Christopher J. Bilotto Age: 47	Executive Vice President of RMR LLC since 2023

Mr. Bilotto joined RMR LLC in 2011 and became a vice president of RMR LLC in 2016 and a senior vice president of RMR LLC in 2020. He is responsible for portfolio management oversight for all properties managed by RMR LLC, design, construction, development and redevelopment across the Unites States, oversight of acquisitions and dispositions, and senior living and hotel asset management. Mr. Bilotto’s prior responsibilities at RMR LLC included serving as senior area director of RMR LLC’s West Region. Mr. Bilotto has been president and chief executive officer of Diversified Healthcare Trust since January 2024. Mr. Bilotto previously served as the chief executive officer of Office Properties Income Trust from October 2023 to December 2023, president from 2021 to 2023, chief operating officer from 2020 to 2023 and a vice president from May 2019 to December 2020. Prior to joining RMR LLC, Mr. Bilotto worked at General Growth Properties in various management roles for shopping malls and mixed-use assets in New Mexico, Arizona and California. Mr. Bilotto is a member of the National Association of Office and Industrial Properties. Mr. Bilotto identifies as Caucasian and as male.

John G. Murray Age: 64	Executive Vice President of RMR LLC since 2001

Mr. Murray has served in various capacities with RMR LLC and its affiliates since 1993, including as an executive vice president of RMR LLC since 2001 and as a senior vice president of RMR LLC from 1993 to 2001. Mr. Murray has been the president and chief executive officer of Sonesta International Hotels Corporation since April 2022 and serves on its board of directors. He has also served as a managing trustee of Service Properties Trust since 2018. Until March 31, 2022, Mr. Murray served as the president and chief executive officer of Service Properties Trust since 2018, and before then he was its president and chief operating officer from 1996 until June 2018, and its chief financial officer and treasurer from 1995 to 1996. Mr. Murray also served as the president and chief executive officer, from 2018 through March 2022, and as managing trustee, from 2018 until June 2022, of Industrial Logistics Properties Trust. Mr. Murray serves on the Urban Land Institute Development Council and the American Hotel & Lodging Association Hotel Investment Roundtable. Prior to joining RMR LLC, Mr. Murray was employed at Fidelity Brokerage Services Inc. and at Ernst & Young LLP. Mr. Murray identifies as Caucasian and as male.

Jeffrey C. Leer Age: 45	Executive Vice President of RMR LLC since 2024

Mr. Leer joined RMR LLC in 2013 and became a senior vice president of RMR LLC in 2019 and is responsible for operations, accounting and finance matters affecting healthcare operations. Mr. Leer has served as the president and chief executive officer of AlerisLife Inc. since 2022 and previously served as its executive vice president, chief financial officer and treasurer from 2019 to 2022. Mr. Leer served as the chief financial officer and treasurer of Office Properties Income Trust from January 2019 to May 2019 and the chief financial officer and treasurer of Select Income REIT from October 2018 until December 2018 when it merged with a wholly owned subsidiary of Office Properties Income Trust. Prior to joining RMR LLC in 2013, Mr. Leer held accounting and finance positions at several Fortune 500 companies, including having served as a reporting and compliance manager of Boston Scientific Corporation from June 2012 to February 2013, and practiced for several years in public accounting. Mr. Leer is a certified public accountant. Mr. Leer identifies as Caucasian and as male.

20 THE RMR GROUP INC.	2025 Proxy Statement

BOARD COMMITTEES
Audit Committee

Members Ann Logan (Chair) Rosen Plevneliev Jonathan Veitch Walter C. Watkins, Jr. 8 meetings in the fiscal year ended September 30, 2024
Our Audit Committee is comprised solely of Independent Directors. Its primary role is to help our Board fulfill its oversight responsibilities related to the integrity of our financial statements and financial reporting process, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function, risk management, including cybersecurity and the use of artificial intelligence, and our compliance with legal and regulatory requirements. Our Audit Committee is responsible for the appointment, compensation, retention and oversight, and the evaluation of the qualifications, performance and independence, of our independent auditors and the resolution of disagreements between our management and our independent auditors. Our independent auditors report directly to our Audit Committee. Our Audit Committee reviews the overall audit scope and plans of the audit with our independent auditors. Our Audit Committee also reviews, with our management and our independent auditors, our quarterly reports on Form 10-Q, annual reports on Form 10-K and earnings releases.
Our Board has determined that each member of our Audit Committee is financially literate and that Ms. Logan is our Audit Committee’s “financial expert.”

Compensation Committee

Members Walter C. Watkins, Jr. (Chair) Ann Logan Rosen Plevneliev Jonathan Veitch 5 meetings in the fiscal year ended September 30, 2024	Our Compensation Committee is comprised solely of Independent Directors. Our Compensation Committee’s primary responsibilities pertain to overseeing our compensation and employee benefit programs as they apply to executive compensation and annually reviewing and approving the compensation paid by us to each of our executive officers. Our Compensation Committee also approves (subject to applicable shareholder approval), evaluates and administers all our equity compensation plans and determines awards granted pursuant to The RMR Group Inc.’s Amended and Restated 2016 Omnibus Equity Plan (the “Plan”).
Nominating and Governance Committee

Members Jonathan Veitch (Chair) Ann Logan Rosen Plevneliev Walter C. Watkins, Jr. 2 meetings in the fiscal year ended September 30, 2024	Our Nominating and Governance Committee is comprised solely of Independent Directors. Its primary role is to identify individuals qualified to become Board members, consistent with criteria approved by our Board, and to recommend candidates to our entire Board for nomination or selection as Board members for each annual meeting of shareholders or when vacancies occur; to develop and recommend to our Board governance principles for our Company; and to oversee the evaluation of our Board and, to the extent not overseen by our Compensation Committee or a committee composed entirely of Directors meeting the independence requirements of the rules of the Nasdaq, Company management. Under its charter, our Nominating and Governance Committee is also responsible for considering and reporting on our succession planning to our Board.

THE RMR GROUP INC.	2025 Proxy Statement 21

BOARD MEETINGS
In the fiscal year 2024, our Board held five meetings. In the fiscal year 2024, each Director attended 75% or more of the aggregate of all meetings of our Board and the committees on which he or she served or that were held during the period in which the Director served as a Director or committee member. All of our Directors attended last year’s annual meeting of shareholders. Our policy with respect to Board members’ attendance at meetings of our Board and annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website, www.rmrgroup.com.
DIRECTOR COMPENSATION
Compensation of Directors

Our Board believes that competitive compensation arrangements are necessary to attract and retain qualified Independent Directors. Under the currently effective Director compensation arrangements, each Independent Director received an annual fee of $95,000 for services as a Director. The annual fee for any new Independent Director is prorated for the initial year of service. Each Independent Director and Managing Director also received an award of Class A Common Shares for serving as a Director with a value equal to $100,000 based on the closing price of our Class A Common Shares on the date of the grant, rounded down to the nearest whole share, which resulted in an award of 4,219 Class A Common Shares to each Director in fiscal year 2024.
Each Independent Director who served as a committee chair of our Audit, Compensation or Nominating and Governance Committees received an additional annual fee for such service of $20,000, $15,000 and $15,000, respectively, and our Lead Independent Director also received an additional annual fee of $17,500 for serving in this role. Directors were reimbursed for travel expenses they incurred in connection with their responsibilities as Directors and for out of pocket costs they incurred in connection with their attending certain continuing education programs, if any.
Fiscal Year 2024 Director Compensation

The following table details the total compensation of our Directors for the fiscal year ended September 30, 2024 for services as a Director.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Jennifer B. Clark(3)	—	99,990	—	99,990
Ann Logan	115,000	99,990	—	214,990
Rosen Plevneliev	112,500	99,990	—	212,490
Adam Portnoy(3)	—	99,990	—	99,990
Jonathan Veitch	110,000	99,990	—	209,990
Walter C. Watkins, Jr.	110,000	99,990	—	209,990

(1)
The amounts reported in the Fees Earned or Paid in Cash column reflect the cash fees earned by each Independent Director in fiscal year 2024, consisting of an $95,000 annual cash fee and, for each of Ms. Logan and Messrs. Veitch and Watkins, an additional $20,000, $15,000 and $15,000, respectively, for service as a committee chair, and for Mr. Plevneliev, an additional $17,500 for service as Lead Independent Director.

(2)
Equals 4,219 Class A Common Shares multiplied by the closing price of such shares on the award date, March 27, 2024. Amounts shown are also the compensation cost for the award recognized by us for financial reporting purposes pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation-Stock Compensation” (“ASC 718”) (which equals the closing price of the shares on the award date, multiplied by the number of shares subject to the award). No assumptions were used in this calculation. All awards are fully vested on the award date.

(3)
Managing Directors do not receive cash compensation for their services as Directors. The compensation of Mr. Portnoy and Ms. Clark for their services as our executive officers is not included here and is described below under “Executive Compensation.”

22 THE RMR GROUP INC.	2025 Proxy Statement

OWNERSHIP OF OUR EQUITY SECURITIES
Directors and Executive Officers

The following table sets forth information regarding the beneficial ownership of then outstanding Common Shares by each person we know to be the beneficial owner of more than 5% of the respective classes of Common Shares, each Director and Director nominee, each of our named executive officers, and our Directors and executive officers as a group, all as of January 9, 2025. Unless otherwise noted, to our knowledge, voting power and investment power in Class A Common Shares are exercisable solely by the named person, all percentages of ownership for Class A Common Shares are based on 15,844,688 Class A Common Shares outstanding as of January 9, 2025, and the principal business address of the named beneficial owner is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
Name of Beneficial Owner	Class A Common Shares*		Class B-1 Common Shares		Class B-2 Common Shares		Combined Voting Power
	Number	%	Number	%	Number	%	%
ABP Trust	1,090,564(1)	6.9%	1,000,000	100.0%	15,000,000	100.0%	91.0%
Directors, Director Nominees and Executive Officers:
Adam Portnoy	1,211,561(1)(2)	7.6%	1,000,000(2)	100.0%	15,000,000(2)	100.0%	91.1%
Jennifer B. Clark	59,206	**%	—	—	—	—	**%
Matthew P. Jordan	48,171	**%	—	—	—	—	**%
John G. Murray	32,627	**%	—	—	—	—	**%
Ann Logan	27,797	**%	—	—	—	—	**%
Walter C. Watkins, Jr.	25,219	**%	—	—	—	—	**%
Rosen Plevneliev	20,161	**%	—	—	—	—	**%
Jennifer F. Francis(3)	19,414	**%	—	—	—	—	**%
Jonathan Veitch	16,219	**%	—	—	—	—	**%
Christopher J. Bilotto	12,119	**%	—	—	—	—	**%
Jeffrey C. Leer	11,518	**%	—	—	—	—	**%
All executive officers and directors as a group (10 persons)	1,464,598(1)	9.2%	1,000,000	100.0%	15,000,000	100.0%	91.3%

*
Amounts exclude fractional shares.

**
Indicates less than 1.0%.

(1)
Beneficial ownership of Class A Common Shares by ABP Trust and Adam Portnoy in the table above reflects the 1,000,000 Class A Common Shares issuable upon conversion of the Class B-1 Common Shares owned by ABP Trust and beneficially owned by Adam Portnoy. These numbers exclude 15,000,000 Class A Common Shares issuable upon redemption of the class A membership units of RMR LLC (which are paired with 15,000,000 Class B-2 Common Shares) owned by a subsidiary of ABP Trust and beneficially owned by ABP Trust and Adam Portnoy. At our option, we may elect to pay cash in lieu of Class A Common Shares for some or all of such redeemed class A membership units. For purposes of calculating the percentages of ownership of ABP Trust and Adam Portnoy, the 1,000,000 Class A Common Shares issuable upon conversion of the Class B-1 Common Shares are deemed outstanding.

(2)
This number represents (or in the case of Class A Common Shares, includes) shares owned by ABP Trust. Voting and investment power with respect to the shares owned by ABP Trust may be deemed to be shared by Adam Portnoy as the president and chief executive officer, a beneficial owner and the sole trustee of ABP Trust.

(3)
Ms. Francis retired as an Executive Vice President, effective December 31, 2023.

THE RMR GROUP INC.	2025 Proxy Statement 23

Principal Shareholders

Set forth in the table below is information about the number of Class A Common Shares held by persons not listed above that are known to be the beneficial owners of more than 5.0% of the outstanding Class A Common Shares based on statements filed with the SEC under Sections 13(d) and 13(g) of the Exchange Act.
Name and Address	Aggregate Number of Shares Beneficially Owned*	Percent of Outstanding Shares**	Additional Information
The Vanguard Group, Inc. (“Vanguard”) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,267,056	14.3%	Based on a Schedule 13G/A filed with the SEC on February 13, 2024 by Vanguard reporting that, at December 29, 2023 Vanguard beneficially owned 2,267,056 Class A Common Shares and had shared voting power over 22,347 Class A Common Shares, sole dispositive power over 2,230,282 Class A Common Shares and shared dispositive power over 36,774 Class A Common Shares.
BlackRock, Inc. (“BlackRock”) 50 Hudson Yards New York, New York 10001	1,871,539	11.8%	Based on a Schedule 13G/A filed with the SEC on January 23, 2024 by BlackRock reporting that, at December 31, 2023, BlackRock beneficially owned 1,871,539 Class A Common Shares and had sole voting power over 1,736,836 Class A Common Shares and sole dispositive power over 1,871,539 Class A Common Shares.
Hotchkis and Wiley Capital Management, LLC (“Hotchkis”) 601 S. Figueroa Street, 39th Fl Los Angeles, CA 90017	825,280	5.2%	Based on a Schedule 13G filed with the SEC on November 14, 2024 by Hotchkis reporting that, at September 30, 2024, Hotchkis beneficially owned 825,280 Class A Common Shares and had sole voting power over 761,580 Class A Common Shares and sole dispositive power over 825,280 Class A Common Shares.

*
Beneficial ownership is shown as of December 31, 2024.

**
The percentage indicated is based on 15,844,688 Class A Common Shares outstanding as of January 9, 2025.

24 THE RMR GROUP INC.	2025 Proxy Statement

PROPOSAL 2: ADVISORY VOTE TO APPROVE
EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we are seeking a nonbinding advisory vote from our shareholders to approve the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” section beginning on page 26 and the “Executive Compensation” section beginning on page 34.
Our Board recommends that shareholders vote “FOR” the following resolution:
RESOLVED: That the shareholders of the Company approve, on a nonbinding, advisory basis, the compensation paid by the Company to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” in this Proxy Statement.
Because your vote is advisory, it will not be binding upon our Board or Compensation Committee. However, our Board values shareholders’ opinions and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.
Approval of the advisory vote to approve executive compensation requires the affirmative vote of a majority of all the votes cast, in person or by proxy, at our 2025 Annual Meeting.
Our Board of Directors recommends a vote “FOR” the advisory vote to approve executive compensation.

THE RMR GROUP INC.	2025 Proxy Statement 25

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the fiscal year 2024 compensation of our named executive officers. For fiscal 2024, our named executive officers were:
•
Adam Portnoy, Chair of our Board, Managing Director, President and Chief Executive Officer

•
Jennifer B. Clark, Managing Director, Executive Vice President, General Counsel and Secretary

•
Matthew P. Jordan, Executive Vice President, Chief Financial Officer and Treasurer

•
John G. Murray, Executive Vice President

•
Christopher J. Bilotto, Executive Vice President

•
Jennifer F. Francis, former Executive Vice President

Compensation Overview

We strive to maintain an executive compensation program which reflects best practices. We compensate our executive officers with a combination of base salary, cash bonus and equity compensation awards, and we also recommend to certain of our clients that they award equity to our executive officers as well. Our executive compensation program is intended to recognize each executive officer’s scope of responsibilities, reward demonstrated performance and leadership and motivate continued employment and high levels of service. One of our executive officers, John G. Murray, is also the chief executive officer of one of our clients, Sonesta International Hotels Corporation (“Sonesta”). Mr. Murray dedicated most of his time to Sonesta during fiscal 2024. Accordingly, the Sonesta board of directors determined Mr. Murray’s cash compensation during 2024, and the cash compensation we paid to Mr. Murray is based on a percentage allocation of his business time and efforts to Sonesta and to us. Because we determined that at least 80% of Mr. Murray’s business time prior to June 30, 2024, was devoted to services to Sonesta, 80% of his total cash compensation (that is, the combined base salary and cash bonus paid by us and Sonesta) prior to June 30, 2024 was paid by Sonesta and the remainder was paid by us. For the remainder of fiscal 2024, we determined that 90% of Mr. Murray’s business time was devoted to services to Sonesta, and accordingly, from July 1, 2024 until the end of the fiscal year, Sonesta paid 90% of Mr. Murray’s cash compensation and we paid the remaining 10%. We believe the compensation we paid to Mr. Murray in fiscal year 2024 reasonably reflected his division of business time and efforts. Periodically Mr. Murray may divide his business time and efforts differently than he does currently and his compensation from us may not immediately reflect this division. Our Compensation Committee considers the percentage allocation of Mr. Murray’s business time and efforts at least annually.
The competition for executive talent is strong both nationally and in the areas where we and our clients are headquartered. Our ability to attract, retain and appropriately reward our executive officers is essential to maintaining our business results. Our Compensation Committee’s goals are to have comprehensive compensation programs that incentivize and reward executives toward achievement of our operational, financial and strategic goals. This includes maintaining a “pay-for-performance” culture, in which substantial portions of total compensation are “at risk” and based upon attainment of our business objectives and our executives’ performance and skills. Our compensation program is also designed to align executives’ interests with those of our shareholders, our clients and their shareholders and to incentivize our executives based upon our performance and the performance of our clients. Awards of equity-based compensation encourage executives to focus on long-term growth and are tied to the interests of our shareholders.
Summary of Fiscal 2024 Named Executive Officer Compensation
In fiscal 2024, we paid each of our named executive officers cash compensation for services provided by the officers to us and our clients. The cash compensation consisted of base salary and discretionary cash bonus.
We did not provide guaranteed cash bonuses to our named executive officers during fiscal 2024 and did not set specific performance targets on which bonuses would be payable to them. Instead, the annual cash bonuses we paid to our named executive officers (other than our Managing Director, President and Chief Executive

26 THE RMR GROUP INC.	2025 Proxy Statement

Officer) in fiscal 2024 were based on a performance evaluation conducted by our Managing Director, President and Chief Executive Officer regarding each other executive officer’s performance. These evaluations were presented to our Compensation Committee, and our Compensation Committee also evaluated our Managing Director, President and Chief Executive Officer’s performance. The impact of market and industry conditions, including inflation, sustained high interest rates and the challenging environment for commercial real estate, on our and our clients’ businesses and the ratio of cash and equity compensation were considered (among other things) in determining our executives’ base salary and cash bonuses.
This year we implemented a new method for determining share awards following a review of the methods used by certain peer companies and a determination that the new method would provide more consistency in the value of share awards from year to year. Our Compensation Committee now determines a set dollar value for each share award rather than setting the number of shares. As part of the considerations described above, we awarded in fiscal 2024 a number of Class A Common Shares equal to $300,000 based on the closing share price on the grant date, rounded down to the nearest whole number to each of Messrs. Portnoy and Jordan and Ms. Clark and a number of Class A Common Shares equal to $150,000 (also rounded down to the nearest whole number) to each of Messrs. Murray and Bilotto. Accordingly, Messrs. Portnoy and Jordan and Ms. Clark each received 12,249 shares with a grant date fair value of $299,978, and Messrs. Murray and Bilotto each received 6,124 shares with a grant date fair value of $149,977. Ms. Francis retired as an Executive Vice President, effective December 31, 2023, and accordingly did not receive an award of our Class A Common Shares during fiscal 2024, as such shares were awarded following the effectiveness of such retirement. One fifth of the shares awarded vest on the award date and an additional one fifth vest on each of the next four anniversaries of the award date, subject to the named executive officer continuing to render significant services to us or to one of our clients and to accelerated vesting under certain circumstances.
Our named executive officers, other than Ms. Francis, also received equity awards from our clients, and Mr. Murray, Sonesta’s director, president and chief executive officer also received cash compensation from Sonesta. These equity awards and cash compensation are determined by the compensation committees of the applicable client other than Sonesta, which are comprised solely of independent board members, and Mr. Murray’s cash compensation from Sonesta is determined by the Sonesta board of directors.
Named Executive Officer Compensation Philosophy and Process
The key principle of our compensation philosophy for our named executive officers is to pay for performance.
Our named executive officer compensation planning process incorporates key areas of evaluation, including:
•
external market data;

•
internal benchmarking; and

•
quantitative and qualitative assessments of our company, group and individual performance.

Named Executive Officer Compensation Practices. Our pay for performance compensation philosophy is reflected in our compensation practices, which for our fiscal 2024 included the following:
•
no guaranteed salary increases or guaranteed cash bonuses;

•
no specific performance targets on which bonuses would be paid;

•
no specific incentive or additional performance awards for growing assets under management or for exceeding return benchmarks;

•
no excessive perquisites;

•
no tax gross-ups;

•
annual assessment of named executive officer compensation against peer companies and best practices;

•
holistic performance evaluations; and

•
annual salary cap.

THE RMR GROUP INC.	2025 Proxy Statement 27

Components of the Named Executive Officers’ Compensation. Our executive compensation program includes an annual base salary, a cash bonus and an equity award. In addition to the Class A Common Shares we award to our named executive officers, our named executive officers also receive equity awards from our clients, and Mr. Murray received cash compensation from Sonesta. The cash bonuses paid to our named executive officers are discretionary in amount, are based on a performance evaluation and are determined by our Compensation Committee, other than with respect to Mr. Murray whose bonus is determined by Sonesta’s board of directors. We also paid Ms. Francis a bonus in accordance with a retirement agreement, dated as of November 15, 2023, (the “Francis Retirement Agreement”). The evaluation involves an analysis of both (i) our overall performance and the overall performance of our clients, and (ii) the performance of the individual officer and his, her or their contributions, and services provided, to us and our clients. We believe this evaluation process allows us to link pay with performance in the closest way possible and provides us with the flexibility necessary to take all relevant factors into account in determining the bonus amounts, including the named executive officer’s ability to react to changing circumstances that impact our business and the businesses of our clients, including this year, the impact of market and industry conditions, including inflation, sustained high interest rates and the challenging environment for commercial real estate, on our and our clients’ businesses.
We also annually award Class A Common Shares to our named executive officers. One fifth of the shares awarded vest on the award date and an additional one fifth vest on each of the next four anniversaries of the award date, subject to the named executive officer continuing to render significant services to us or to one of our clients and to accelerated vesting under certain circumstances. The table below describes the objectives supported by each of our primary compensation elements, along with an overview of the key design features of each element.
Compensation Element	What It Does	Key Measures
Base Salary	• Provides a level of fixed pay appropriate to an executive’s role and responsibilities • Evaluated on an annual basis	• Experience, duties and scope of responsibility • Internal and external market factors
Discretionary Cash Bonus
•
Provides a competitive annual cash incentive opportunity

•
Links executives’ interests with shareholders’ interests

•
Incentivizes and rewards superior group, individual and Company performance

• Based on holistic performance evaluation
Equity Compensation	• Links executives’ interests with long-term interests of shareholders • Incentivizes and rewards superior group, individual and Company performance	• Based on holistic performance evaluation
Named Executive Officer Pay Mix. Our compensation program is designed so that the majority of compensation is performance based to promote alignment of our named executive officers’ interests with those of our shareholders, our clients and their shareholders.
The base salary payments of our named executive officers (which represent the fixed portion of their compensation packages) are reviewed annually and may be adjusted as we deem appropriate. We historically adjust salary payments on October 1, the first day of our fiscal year. During fiscal 2024, each of our named executive officers received a base salary of $375,000. We paid $66,346 of Mr. Murray’s base salary during our fiscal 2024, which represented 20% of Mr. Murray’s base salary until June 30, 2024 and 10% of his salary after July 1, 2024, and Sonesta paid the remaining amount of his salary for those periods.

28 THE RMR GROUP INC.	2025 Proxy Statement

Our Compensation Committee considers a number of factors in determining bonus compensation for our named executive officers (other than for Mr. Murray whose bonus amount was determined by Sonesta’s board of directors and for Ms. Francis whose bonus amount was paid in accordance with the Francis Retirement Agreement which was approved by our Compensation Committee), including our and our clients’ overall financial performance. For fiscal 2024, our Compensation Committee considered changes in our revenues and assets under management as well as certain significant transactions by us and our clients, in which our named executive officers played a significant role. For example, our Compensation Committee considered among other things (i) our acquisition of MPC Partnership Holdings LLC and the subsequent integration of the residential business; (ii) the restructuring of the debt of certain of our public clients; (iii) the launch of Tremont Realty Capital LLC’s new real estate lending venture; (iv) the continued expansion of the Sonesta brand and Sonesta’s franchising capabilities; and (v) other significant acquisitions, dispositions and refinancing activities by our clients (collectively, the “2024 Transactions”). In addition, our Compensation Committee considered our executive officers’ success leading us and our clients through the ongoing market and industry conditions and other macroeconomic conditions, including the impact of inflation, sustained high interest rates, restructuring of the debt of certain of our public clients and the challenging environment for commercial real estate, on our and our clients’ businesses.
We also awarded Class A Common Shares to each of our named executive officers for fiscal 2024 as described above.
Because the year-end bonus is discretionary and based on a number of factors, there is no pre-set pay mix that applies to the compensation of our named executive officers generally.
Say-on-Pay Vote. At our 2024 annual meeting of shareholders, the percentage of shares voting that approved our advisory “Say-on-Pay” vote was approximately 98%. Our Compensation Committee believes that this support level demonstrates a strong alignment among our shareholders, our performance, and our executive compensation program. Accordingly, our Compensation Committee did not make any changes to the Company’s executive compensation program in response to the 2024 “Say-on-Pay” vote.
Overview of Fiscal 2024 Compensation Actions

Our Compensation Committee evaluated and administered our executive compensation program. This evaluation typically includes an assessment of our and our clients’ performance, the effectiveness of existing programs in achieving the goals of the program, developments in our business situation and goals, executive compensation best practices, tax and accounting considerations, investor feedback and such other factors as our Compensation Committee determines appropriate to consider from time to time. As part of this evaluation, our Compensation Committee received input from our President and Chief Executive Officer (with respect to executives other than himself).
These evaluations also typically include an assessment of the risk associated with the program and each element thereof and also take into account developments in the overall market for executive talent. Our Compensation Committee does not engage in any formal compensation benchmarking, but does take note of compensation practices and trends from an identified peer group of companies in making its decisions. For fiscal 2024, the Compensation Committee in consultation with our management reevaluated the group of peer companies historically considered and determined to change the composition of the peer group of companies which informed Compensation Committee decisions. This year our peer group consisted of the following companies: Brookfield Corporation, Bridge Investment Group Holdings Inc., Cohen & Steers Inc., Kennedy-Wilson Holdings Inc. and RITHM Capital Corp. This group of peer companies includes alternative asset managers and investment managers specializing in real estate, and we believe that these peer companies are more comparable to us based on such companies’ business activity, market capitalization, funds from operations, total assets and alignment with peer groups selected by proxy advisory firms. We do not expect to meaningfully change the peer group on a year-to-year basis, but believed this shift was necessary to more accurately reflect our size and operational activity.
Our Compensation Committee also does not have rules or policies with respect to allocation of compensation to short or long term vehicles or as between cash or non-cash elements of compensation; such determinations are made by our Compensation Committee on a discretionary basis under the facts and circumstances applicable from time to time.

THE RMR GROUP INC.	2025 Proxy Statement 29

In September 2024, our Compensation Committee Chair met with Adam Portnoy and the compensation committee chairs of our public clients, which consisted of: Diversified Healthcare Trust (“DHC”), Industrial Logistics Properties Trust (“ILPT”), Office Properties Income Trust (“OPI”), Service Properties Trust (“SVC”) and Seven Hills Realty Trust (“SEVN”). The purposes of this meeting were, among other things, to discuss compensation philosophy and factors that may affect compensation decisions, to discuss the base salaries of our executive officers for fiscal 2025, to consider the allocation of internal audit and related services costs among us and our clients, to provide a comparative understanding of potential share awards by us and our clients and to hear and consider our recommendations and those from our clients concerning potential share awards and the vesting of those shares, which were in part based on the results of our review of current market practices with respect to executive compensation, and specifically of our and our clients’ peer groups, and shareholder feedback received during shareholder outreach with respect to the percentage of executive officer compensation received in share awards. The share awards made by our clients are considered to be appropriate comparisons because of the similarities between certain services we require from our share awardees and the services provided by awardees providing similar services to our clients. Subsequent to this meeting, the members of our Compensation Committee held a meeting at which our Compensation Committee Chair provided a report of the information discussed with Mr. Portnoy and others, and made recommendations for share awards to our named executive officers. Our Compensation Committee then discussed these recommendations and other factors, including the following factors for the fiscal 2024 share awards: (i) the value of the proposed share awards; (ii) the historical awards previously awarded to these named executive officers and the corresponding values at the time of the awards; (iii) our management’s recommendations as presented by Mr. Portnoy; (iv) the value of share awards to executive officers providing comparable services at our public clients; (v) the scope of, and any changes to, the responsibilities assigned to, or assumed by, these named executive officers during the past year and on a going forward basis; (vi) the length of historical services by these named executive officers; (vii) our Compensation Committee’s assessment of the quality of the services provided by these named executive officers in carrying out those responsibilities; and (viii) our financial and operating performance in the past year and our perceived future prospects. Our Compensation Committee considered these multiple factors in determining whether to increase or decrease the amounts of the prior year’s awards. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each named executive officer. The share amounts we awarded were determined by our Compensation Committee on a discretionary basis, using the various factors. The named executive officers did not participate in these meetings and were not involved in determining or recommending the amount or form of compensation they received from us, other than Mr. Portnoy who participated in the meetings and made recommendations with respect to the other named executive officers. The share amounts awarded by our clients were determined by their respective compensation committees.
Analysis of Fiscal 2024 Cash Compensation

As discussed above, our compensation program is designed so that the majority of compensation is performance based to promote alignment of our named executive officers’ interests with those of our shareholders. Our Compensation Committee determines the cash compensation of our executive officers who do not also receive cash compensation from our clients. Mr. Murray’s cash compensation is determined by the Sonesta board of directors, and we paid cash compensation to him based on a percentage of that amount. We also paid Ms. Francis cash compensation in accordance with the Francis Retirement Agreement which was approved by our Compensation Committee.
Base Salary. The base salary payments for our named executive officers (which represents the fixed portion of their compensation packages) are reviewed annually and may be adjusted as we deem appropriate. We have historically set annual caps on annual base salary for our executive officers who do not also receive cash compensation from our clients, with a cap for fiscal year 2024 of $375,000. We historically adjust salary levels on October 1, the first day of our fiscal year. The cap on annual base salary for fiscal year 2025 did not change and was set at $375,000. Each of our named executive officers received an annual base salary of $375,000 for fiscal 2024. As described above, Sonesta paid 80% of Mr. Murray’s base salary and we paid 20% of Mr. Murray’s base salary until June 30, 2024 and thereafter Sonesta paid 90% of Mr. Murray’s base salary and we paid 10%. These annual base salary levels are consistent with our pay for performance philosophy, which emphasizes “at risk” compensation as a larger proportion of named executive officer compensation.

30 THE RMR GROUP INC.	2025 Proxy Statement

Annual Cash Bonuses. Annual cash bonuses are a key component of our named executive officer compensation and represented the majority of the cash compensation we paid to each of our named executive officers for our 2024 fiscal year. We did not provide guaranteed cash bonuses to any of our named executive officers for fiscal year 2024 and did not set specific performance targets on which bonuses would be payable. Instead, the annual cash bonuses we paid to our named executive officers with respect to fiscal year 2024 were discretionary in amount and were based on a performance evaluation conducted by our Compensation Committee. The evaluation by our Compensation Committee (which is described in more detail above) included an analysis of both (i) our and our clients’ overall performance and (ii) the performance of the individual officer and his, her or their contributions to us and our clients. We believe this evaluation process allowed us to link pay with performance in the closest way possible and provided us with the flexibility necessary to take all relevant factors into account in determining the bonus amounts, including our named executive officers’ ability to react to changing circumstances that impact our businesses and that of our clients.
On an aggregated basis, in fiscal 2024, our named executive officers received 12.8% of their total cash compensation in the form of base salary payments and the remaining 87.2% in the form of performance based discretionary bonuses. The foregoing amounts include a cash bonus we paid to Ms. Francis in accordance with the Francis Retirement Agreement and exclude cash compensation Sonesta paid to Mr. Murray. We paid 20% of Mr. Murray’s cash compensation until June 30, 2024 and thereafter we paid 10% of his cash compensation.
We believe our compensation process provided us with a better compensation structure than a formulaic bonus structure based solely on the achievement of specific pre-established performance targets which may not capture all appropriate factors that materially impacted our clients or the individual named executive officer’s performance. In fiscal 2024, we decreased bonus compensation as compared to fiscal 2023 due, in part, to our and our clients’ performance during fiscal 2024. In recognition of the 2024 Transactions and the efforts of our executive officers leading us and our clients through challenging market and industry conditions, including inflation, sustained high interest rates and other challenges related to the commercial real estate environment, and in consideration of the relative mix of cash to equity compensation and to partially offset the decrease in bonus compensation, we increased the number of shares awarded to named executive officers during 2024. With respect to fiscal 2024 and for the reasons outlined above under “Named Executive Officer Pay Mix,” we paid aggregate performance based discretionary cash bonuses of $9,580,000 to Messrs. Portnoy, Jordan, Murray and Bilotto and Ms. Clark (the specific amounts of which are set forth in the Summary Compensation Table). This amount includes the bonus we paid to Mr. Murray and excludes the bonus that Sonesta paid to Mr. Murray. In addition, we paid Ms. Francis $2,250,000 in accordance with the Francis Retirement Agreement.
Analysis of Fiscal 2024 Equity Awards

The RMR Group Inc.’s Amended and Restated 2016 Omnibus Equity Plan (the “Plan”) rewards our named executive officers and other employees and aligns their interests with those of our shareholders and the shareholders of our clients. We award shares under the Plan to recognize our named executive officers’ scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate our executives to remain our employees and to continue to provide services to us through the term of the awards. Our Compensation Committee considered these multiple factors in determining the amounts of the awards for fiscal 2024.
Under its charter, our Compensation Committee evaluates, approves and administers our equity compensation plans, including the Plan. Our Compensation Committee has historically determined to use awards of Class A Common Shares under the Plan rather than seek to issue stock options as equity compensation. We believe that the use of share awards vesting over time rather than stock options mitigates the incentives for our management to undertake undue risks and encourages management to make long term and appropriately risk balanced decisions.
Our Compensation Committee also considers the equity awards granted to our named executive officers by our public clients in determining the appropriate award of Class A Common Shares to our named executive officers. In fiscal 2024, our Compensation Committee considered the foregoing factors and the factors set forth above in “Overview of Fiscal 2024 Compensation Actions” and decided to award an aggregate of 48,995

THE RMR GROUP INC.	2025 Proxy Statement 31

Class A Common Shares to our named executive officers (other than to Ms. Francis who retired as an Executive Vice President effective December 31, 2023) which is an increase in the number of Class A Common Shares awarded to each of our named executive officers in fiscal 2023.
Our Compensation Committee has imposed, and may impose, vesting and other conditions on the awarded Class A Common Shares because it believes that time based vesting encourages the recipients of the share awards to remain employed by us and to continue to provide services to us. Our Compensation Committee currently uses a vesting schedule under which one fifth of the shares vest immediately and the remaining shares vest in four equal, consecutive annual installments commencing on the first anniversary of the date of the award. Our Compensation Committee utilizes a four year, time based vesting schedule as an incentive to provide services for a long term and in consideration of the tax treatment of the share awards to us and to the recipients. In the event a recipient who received a share award ceases to render significant services, whether as an employee or otherwise, to us or to one of our clients during the vesting period, we may cause the forfeiture of the Class A Common Shares that have not yet vested. As with other issued Common Shares, vested and unvested shares awarded under the Plan are entitled to receive distributions that we make, if any, on the Common Shares.
Because the consideration of share awards by our Compensation Committee is determined on a regular schedule (i.e., in September for our officers and employees and at the first meeting of our Board after the annual meeting of shareholders for the Directors), any proximity of any awards to Plan earnings announcements or other market events is coincidental.
Our Compensation Committee believes that its compensation philosophy and programs are designed to foster a business culture that aligns the interests of our named executive officers with those of our shareholders. Our Compensation Committee believes that the equity compensation of our named executive officers is appropriate to the goal of providing shareholders dependable, long term returns.
Employment Agreements; Severance Arrangements
We have no employment agreements with our named executive officers or any of our other employees. Pursuant to the Plan, awards of restricted shares of our Class A Common Shares to our named executive officers provide for accelerated vesting in the event of certain termination and change in control events (as defined in the Plan). Our Compensation Committee has determined that such provisions are consistent with market practice and appropriate to further its goals of recruitment and retention.
In connection with Ms. Francis’s retirement, we entered into the Francis Retirement Agreement pursuant to which we paid Ms. Francis $12,000 per month from January through June 2024 and a $2,250,000 bonus payment, and our Compensation Committee approved the acceleration of vesting of Ms. Francis’s unvested Class A Common Shares, effective as of her retirement from RMR LLC on July 1, 2024.
Accounting and Tax Considerations
Our Compensation Committee takes note of the tax and accounting consequences of the compensation program for our named executive officers; however, those consequences do not dictate our Compensation Committee’s decisions, which are instead based on our Compensation Committee’s view of our overall best interests.

32 THE RMR GROUP INC.	2025 Proxy Statement

REPORT OF OUR COMPENSATION COMMITTEE
The Compensation Committee of The RMR Group Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended September 30, 2024.
Walter C. Watkins, Jr., Chair
Ann Logan
Rosen Plevneliev
Jonathan Veitch

THE RMR GROUP INC.	2025 Proxy Statement 33

EXECUTIVE COMPENSATION
The following tables and footnotes summarize the total compensation of our named executive officers. For fiscal 2024, we have provided compensation disclosure for our Chief Executive Officer and President, our Executive Vice President, Chief Financial Officer and Treasurer, our three other most highly compensated executive officers who were serving as our executive officers as of September 30, 2024 and (in accordance with SEC rules) a former Executive Vice President. The compensation set forth below includes compensation paid by us and equity awards made by our public clients to our named executive officers, as well as noting the cash compensation Sonesta paid to Mr. Murray. For further information regarding the compensation paid by us to our named executive officers, please see the above “Compensation Discussion and Analysis” section.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Adam Portnoy Managing Director, President and Chief Executive Officer	2024	375,000	2,880,000	1,609,936	51,960	4,916,896
	2023	375,000	3,200,000	590,910	46,760	4,212,670
	2022	375,000	2,900,000	830,110	43,484	4,148,594
Jennifer B. Clark Managing Director, Executive Vice President, General Counsel and Secretary	2024	375,000	2,880,000	1,229,958	91,737	4,576,695
	2023	375,000	3,200,000	955,005	121,211	4,651,216
	2022	375,000	2,900,000	1,284,725	104,103	4,663,828
Matthew P. Jordan Executive Vice President, Chief Financial Officer and Treasurer	2024	375,000	2,520,000	1,249,953	103,078	4,248,031
	2023	375,000	2,800,000	970,115	118,412	4,263,527
	2022	375,000	2,300,000	1,258,675	97,901	4,031,576
John G. Murray(4) Executive Vice President	2024	66,346	450,000	789,965	94,295	1,400,606
	2023	75,000	450,000	946,275	138,216	1,609,491
	2022	225,000	1,050,000	1,081,440	111,742	2,468,182
Christopher J. Bilotto Executive Vice President	2024	375,000	850,000	789,967	37,241	2,052,208
Jennifer F. Francis(5) Former Executive Vice President	2024	170,481	2,250,000	—	61,812	2,482,293
	2023	375,000	1,500,000	887,755	91,711	2,854,466
	2022	375,000	1,350,000	1,042,840	62,346	2,830,186

(1)
The amounts listed in this column represent the annual cash bonuses we paid to each of the named executive officers. The bonuses are described in more detail above in “Analysis of 2024 Cash Compensation—Annual Cash Bonuses.”

(2)
The value included for awards made by us of the Class A Common Shares and awards made by our public clients to our named executive officers represents the grant date fair value of shares compiled in accordance with ASC 718. No assumptions were used in these calculations. For fiscal years 2022 and 2023, Mr. Portnoy did not receive awards of shares made by our public clients in his capacity as an executive officer of RMR. For fiscal year 2024, the compensation committee of each our public clients determined that it was appropriate to award shares of their respective companies to Mr. Portnoy. Awards made by us were made pursuant to the Plan. Awards made by our public clients were made pursuant to the applicable client’s equity compensation plan. Class A Common Shares we awarded to Adam Portnoy and Jennifer B. Clark in their capacities as Managing Directors were fully vested at the time of grant. For other awards, the share awards granted to each of our executive officers provide that one fifth of each share award vested on the date of the award and an additional one fifth vests on each of the next four anniversaries of the initial award date, subject to the applicable named executive officer continuing to render significant services, whether as our employee or in certain other capacities, to us or our clients and to accelerated vesting under certain circumstances. Holders of shares awarded pursuant to these awards receive any distributions on common shares paid by us or the applicable client on the same terms as other holders of our or the client’s common shares, as applicable.

The amounts presented in this column consist of shares of our clients awarded to our named executive officers for services as a managing trustee, managing director or named executive officer of a client.
(3)
We maintain a savings plan for eligible employees under section 401(k) of the Internal Revenue Code, or 401(k) plan, in which our named executive officers participate, and provide annual discretionary matching contributions to plan participants. The amounts listed in this column include matching contributions we made to each named executive officer in respect of their participation in our 401(k) plan. The value of our 401(k) contribution to each of our named executive officers during fiscal 2024 was $13,200 for each of Messrs. Portnoy, Jordan and Bilotto, $11,971 for Ms. Clark, $1,177 for Mr. Murray and $5,039 for Ms. Francis. The amounts listed in this column also include distributions received on unvested awards of our Class A Common Shares and on unvested awards of common shares of our applicable public clients.

34 THE RMR GROUP INC.	2025 Proxy Statement

(4)
Mr. Murray has served as president and chief executive officer of Sonesta International Hotels Corporation since April 1, 2022. From April 1, 2022 until June 30, 2024, 80% of his annual cash compensation was paid by Sonesta; we paid the remainder of such cash compensation and we paid 100% of his cash compensation prior to April 1, 2022. We paid 100% of a cash bonus that Mr. Murray received on April 1, 2022 with respect to his service to us prior to becoming the president and chief executive officer of Sonesta. Since July 1, 2024, Sonesta paid 90% of his cash compensation and we paid the remaining 10%. This arrangement is described in more detail above in “Compensation Overview” and “Analysis of Fiscal 2024 Cash Compensation.” The cash compensation listed in this table are the amounts we paid to Mr. Murray, and do not include the cash compensation Sonesta paid to him. The amounts listed in this table also do not include matching contributions made by Sonesta to Mr. Murray with respect to his participation in Sonesta’s 401(k) plan.

(5)
Ms. Francis retired as an Executive Vice President, effective December 31, 2023. Ms. Francis continued as a non-executive employee of RMR LLC until her retirement on July 1, 2024.

The following table shows the total shares awarded by us and our public clients to our named executive officers, including for services as a managing trustee, managing director or named executive officer of a client, in fiscal year 2024, including vested and unvested portions of each award.
Name	Company	Grant Date	Number of Shares (#)	Grant Date Fair Value of Share Awards ($)(a)
Adam Portnoy	RMR	9/11/2024	12,249	299,978
	RMR	3/27/2024	4,219	99,990
	DHC	9/11/2024	74,626	249,997
	DHC	5/31/2024	37,037(b)	90,000
	ILPT	9/11/2024	23,760	114,998
	ILPT	5/30/2024	23,316(b)	90,000
	OPI	9/11/2024	58,685	124,999
	OPI	6/13/2024	11,627(b)	24,998
	SVC	9/11/2024	56,433	249,998
	SVC	6/14/2024	18,255(b)	89,997
	SEVN	9/11/2024	8,480	114,989
	SEVN	5/30/2024	4,735(b)	59,992
				1,609,936
Jennifer B. Clark	RMR	9/11/2024	12,249	299,978
	RMR	3/27/2024	4,219	99,990
	DHC	9/11/2024	74,626	249,997
	ILPT	9/11/2024	18,595	90,000
	OPI	9/11/2024	58,685	124,999
	OPI	6/13/2024	11,627(b)	24,998
	SVC	9/11/2024	56,433	249,998
	SEVN	9/11/2024	6,637	89,998
				1,229,958
Matthew P. Jordan	RMR	9/11/2024	12,249	299,978
	DHC	9/11/2024	71,641	239,997
	ILPT	9/11/2024	23,760	114,998
	ILPT	5/30/2024	23,316(b)	90,000
	OPI	9/11/2024	42,253	89,999
	SVC	9/11/2024	54,176	240,000
	SEVN	9/11/2024	8,480	114,989
	SEVN	5/30/2024	4,735(b)	59,992
				1,249,953
John G. Murray	RMR	9/11/2024	6,124	149,977
	DHC	9/11/2024	44,776	150,000
	ILPT	9/11/2024	10,330	49,997
	OPI	9/11/2024	23,474	50,000
	SVC	9/11/2024	56,433	249,998
	SVC	6/14/2024	18,255(b)	89,997
	SEVN	9/11/2024	3,687	49,996
				789,965
Christopher J. Bilotto	RMR	9/11/2024	6,124	149,977
	DHC	9/11/2024	74,626	249,997
	DHC	5/31/2024	37,037(b)	90,000
	ILPT	9/11/2024	10,330	49,997
	OPI	9/11/2024	23,474	50,000
	SVC	9/11/2024	33,860	150,000
	SEVN	9/11/2024	3,687	49,996
				789,967
Jennifer F. Francis(c)	—	—	—	—

THE RMR GROUP INC.	2025 Proxy Statement 35

(a)
Equals the number of shares multiplied by the closing price per share on the date of the award grant, which is also the grant date fair value under ASC 718. No assumptions were used in this calculation.

(b)
Shares awarded for services as a managing trustee, managing director or named executive officer of a client, which grants may also be disclosed in such client’s proxy statement.

(c)
Ms. Francis retired as an Executive Vice President, effective December 31, 2023, and accordingly did not receive a share award from us or our public clients in fiscal 2024.

2024 Grants of Plan Based Awards

The following table shows the total of our Class A Common Shares awarded by us to our named executive officers in their capacity as our officers in fiscal 2024, and does not include the shares awarded to Mr. Portnoy and Ms. Clark in their capacity as Managing Directors.
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Adam Portnoy	9/11/2024	12,249	299,978
Jennifer B. Clark	9/11/2024	12,249	299,978
Matthew P. Jordan	9/11/2024	12,249	299,978
John G. Murray	9/11/2024	6,124	149,977
Christopher J. Bilotto	9/11/2024	6,124	149,977
Jennifer F. Francis(2)	—	—	—

(1)
Equals the number of our Class A Common Shares awarded multiplied by the closing price on the date of the award, which is also the grant date fair value under ASC 718. No assumptions were used in this calculation.

(2)
Ms. Francis retired as an Executive Vice President, effective December 31, 2023, and accordingly did not receive a share award from us in fiscal 2024.

2024 Outstanding Equity Awards at Fiscal Year End

			Stock Awards
Name	Company	Date Granted	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Adam Portnoy	RMR	9/11/2024	9,799	248,699
	RMR	9/13/2023	7,200	182,736
	RMR	9/14/2022	4,800	121,824
	RMR	9/15/2021	2,000	50,760
	DHC	9/11/2024	59,700	250,143
	ILPT	9/11/2024	19,008	90,478
	OPI	9/11/2024	46,948	102,347
	SVC	9/11/2024	45,146	205,866
	SEVN	9/11/2024	6,784	93,416
				1,346,269
Jennifer B. Clark	RMR	9/11/2024	9,799	248,699
	RMR	9/13/2023	3,600	91,368
	RMR	9/14/2022	2,400	60,912
	RMR	9/15/2021	1,000	25,380
	DHC	9/11/2024	59,700	250,143
	DHC	9/13/2023	24,000	100,560
	DHC	9/14/2022	16,000	67,040
	DHC	9/15/2021	8,000	33,520
	ILPT	9/11/2024	14,876	70,810
	ILPT	9/13/2023	9,000	42,840
	ILPT	9/14/2022	6,000	28,560
	ILPT	9/15/2021	2,000	9,520

36 THE RMR GROUP INC.	2025 Proxy Statement

			Stock Awards
Name	Company	Date Granted	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
	OPI	9/11/2024	46,948	102,347
	OPI	9/13/2023	15,000	32,700
	OPI	9/14/2022	7,200	15,696
	OPI	9/15/2021	3,000	6,540
	SVC	9/11/2024	45,146	205,866
	SVC	9/13/2023	12,000	54,720
	SVC	9/14/2022	8,000	36,480
	SVC	9/15/2021	4,000	18,240
	SEVN	9/11/2024	5,309	73,105
	SEVN	9/13/2023	3,000	41,310
	SEVN	9/14/2022	2,000	27,540
	SEVN	10/1/2021	2,000	27,540
				1,671,436
Matthew P. Jordan	RMR	9/11/2024	9,799	248,699
	RMR	9/13/2023	3,600	91,368
	RMR	9/14/2022	2,400	60,912
	RMR	9/15/2021	1,000	25,380
	DHC	9/11/2024	57,312	240,137
	DHC	9/13/2023	24,000	100,560
	DHC	9/14/2022	16,000	67,040
	DHC	9/15/2021	8,000	33,520
	ILPT	9/11/2024	19,008	90,478
	ILPT	9/13/2023	12,000	57,120
	ILPT	9/14/2022	8,000	38,080
	ILPT	9/15/2021	2,000	9,520
	OPI	9/11/2024	33,802	73,688
	OPI	9/13/2023	12,000	26,160
	OPI	9/14/2022	4,800	10,464
	OPI	9/15/2021	2,000	4,360
	SVC	9/11/2024	43,340	197,630
	SVC	9/13/2023	12,000	54,720
	SVC	9/14/2022	8,000	36,480
	SVC	9/15/2021	4,000	18,240
	SEVN	9/11/2024	6,784	93,416
	SEVN	9/13/2023	6,000	82,620
	SEVN	9/14/2022	4,000	55,080
	SEVN	10/1/2021	4,000	55,080
				1,770,752
John G. Murray	RMR	9/11/2024	4,899	124,337
	RMR	9/13/2023	3,600	91,368
	RMR	9/14/2022	2,400	60,912
	RMR	9/15/2021	1,000	25,380
	DHC	9/11/2024	35,820	150,086
	DHC	9/13/2023	24,000	100,560
	DHC	9/14/2022	16,000	67,040
	DHC	9/15/2021	8,000	33,520
	ILPT	9/11/2024	8,264	39,337
	ILPT	9/13/2023	9,000	42,840
	ILPT	9/14/2022	6,000	28,560
	ILPT	9/15/2021	3,000	14,280
	OPI	9/11/2024	18,779	40,938

THE RMR GROUP INC.	2025 Proxy Statement 37

			Stock Awards
Name	Company	Date Granted	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
	OPI	9/13/2023	12,000	26,160
	OPI	9/14/2022	4,800	10,464
	OPI	9/15/2021	2,000	4,360
	SVC	9/11/2024	45,146	205,866
	SVC	9/13/2023	18,000	82,080
	SVC	9/14/2022	12,000	54,720
	SVC	9/15/2021	6,000	27,360
	SEVN	9/11/2024	2,949	40,608
	SEVN	9/13/2023	3,000	41,310
	SEVN	9/14/2022	2,000	27,540
	SEVN	10/1/2021	2,000	27,540
				1,367,166
Christopher J. Bilotto	RMR	9/11/2024	4,899	124,337
	RMR	9/13/2023	1,440	36,547
	RMR	9/14/2022	960	24,365
	RMR	9/15/2021	400	10,152
	DHC	9/11/2024	59,700	250,143
	DHC	9/13/2023	9,000	37,710
	DHC	9/14/2022	6,000	25,140
	DHC	9/15/2021	3,000	12,570
	ILPT	9/11/2024	8,264	39,337
	ILPT	9/13/2023	2,100	9,996
	ILPT	9/14/2022	1,400	6,664
	ILPT	9/15/2021	400	1,904
	OPI	9/11/2024	18,779	40,938
	OPI	9/13/2023	6,000	13,080
	OPI	9/14/2022	2,400	5,232
	OPI	9/15/2021	1,000	2,180
	SVC	9/11/2024	27,088	123,521
	SVC	9/13/2023	2,400	10,944
	SVC	9/14/2022	1,600	7,296
	SVC	9/15/2021	800	3,648
	SEVN	9/11/2024	2,949	40,608
	SEVN	9/13/2023	1,200	16,524
	SEVN	9/14/2022	800	11,016
	SEVN	10/1/2021	800	11,016
				864,868
Jennifer F. Francis(2)				—

(1)
Equals the number of unvested shares multiplied by the closing price per share of our Class A Common Shares or the respective client’s common shares on September 30, 2024.

(2)
In connection with Ms. Francis’s separation from RMR LLC, each of our public clients approved the acceleration of the vesting of Ms. Francis’s unvested shares of such public clients; accordingly she did not have any unvested shares at the end of the fiscal year.

38 THE RMR GROUP INC.	2025 Proxy Statement

2024 Stock Vested

The following table shows Class A Common Share awards made in fiscal 2024 and prior years to our named executive officers that vested in fiscal 2024.
Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Adam Portnoy(2)	11,250	282,561
Jennifer B. Clark(3)	6,850	171,281
Matthew P. Jordan	6,850	171,281
John G. Murray	5,625	141,280
Christopher J. Bilotto	2,785	69,460
Jennifer F. Francis(4)	10,800	242,784

(1)
Equals the number of vesting Class A Common Shares multiplied by the closing price on the date that such Class A Common Shares vested in fiscal 2024.

(2)
The number of Class A Common Shares shown in the table does not include Class A Common Shares awarded to Mr. Portnoy in his capacity as a Managing Director.

(3)
The number of Class A Common Shares shown in the table does not include Class A Common Shares awarded to Ms. Clark in her capacity as a Managing Director.

(4)
Our Compensation Committee approved the acceleration of the vesting of all Ms. Francis’s Class A Common Shares, effective July 1, 2024 in connection with her retirement.

Potential Payments upon Termination or Change in Control

On September 11, 2024, our Compensation Committee approved awards of 12,249 Class A Common Shares to each of Messrs. Portnoy and Jordan and Ms. Clark and 6,124 Class A Common Shares to each of Messrs. Murray and Bilotto in their capacities as our executive officers. These awards were valued at $24.49 per Class A Common Share, the closing price of the Class A Common Shares on the Nasdaq on the date the awards were made under the Plan. The form of award agreement for each of these awards provides for vesting of the Class A Common Shares in five equal annual installments beginning on the date of the award and the Plan provides for acceleration of vesting of all share awards (including previously granted awards) upon the occurrence of certain change in control or employment termination events (each, a “Termination Event”).
The following table describes the potential payments to our named executive officers upon a Termination Event, if such event had occurred, as of September 30, 2024.
Name	Number of Shares Vested Upon Termination Event (#)	Value Realized on Termination Event as of September 30, 2024 ($)(1)
Adam Portnoy	23,799	604,019
Jennifer B. Clark	16,799	426,359
Matthew P. Jordan	16,799	426,359
John G. Murray	11,899	301,997
Christopher J. Bilotto	7,699	195,401
Jennifer F. Francis	—	—

(1)
Equals the number of shares multiplied by the closing price per share of our Class A Common Shares on September 30, 2024 of $25.38.

THE RMR GROUP INC.	2025 Proxy Statement 39

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of our employees (excluding our principal executive officer), the annual total compensation of our principal executive officer, Mr. Portnoy, and the ratio of these two amounts.
For fiscal 2024, our last completed fiscal year:
•
the median of the annual total compensation of all employees of the Company (excluding Mr. Portnoy) was $83,706; and

•
the annual total compensation of Mr. Portnoy, as reported in the Summary Compensation Table on page 34, was $4,916,896.

Based on this information, for fiscal 2024, the ratio of the annual total compensation of Mr. Portnoy to the median of the annual total compensation of all other employees was 58.74 to 1.
We identified the median employee by totaling (1) cash compensation (i.e., wages, overtime and bonus) as reflected in our payroll records for fiscal 2024 and (2) the value of Class A Common Shares that were awarded in fiscal 2024, for all individuals (excluding our Chief Executive Officer), who we employed on September 30, 2024 (whether on a full-time or part-time basis). In addition, we annualized the wages of full-time employees who were hired during fiscal 2024 but did not work for us the entire fiscal year. We did not make any other assumptions, adjustments, or estimates with respect to total cash compensation or stock compensation.
After identifying the median employee, we calculated annual total compensation for fiscal 2024 for the median employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table.
We believe that the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

40 THE RMR GROUP INC.	2025 Proxy Statement

Equity Plan Information

We may grant Class A Common Shares under the Plan to our Directors, officers, employees and other individuals who provide services to us. In fiscal year 2024, we issued 181,727 Class A Common Shares to our Directors, officers, employees and others who provided services to us. The following table is as of September 30, 2024.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	None	None	103,975
Equity compensation plans not approved by security holders	None	None	None
Total	None	None	103,975
Pay Versus Performance

The following table and footnotes summarize the total compensation we paid to our Named Executive Officers (our “NEOs”), compensation “actually paid” to the NEOs (calculated in accordance with SEC rules), the cumulative total shareholder return of the Company, the peer group total shareholder return and our net income for the past four fiscal years. We do not use any financial performance measures to link compensation actually paid to our NEOs by us to the Company’s performance. Accordingly, pursuant to the SEC rules, we have not included a “company selected measure” or the tabular list of performance measures. For more information about the compensation we pay to our NEOs, please see “Compensation Discussion and Analysis” above.
Pay Versus Performance
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEOs NEOs(2)(3)	Total Shareholder Return	Peer Group Total Shareholder Return*	Net Income ($000s)
2024	$4,916,896	$5,002,711	$2,951,967	$3,030,790	$137.33	$203.42	$53,129
2023	4,212,670	4,232,826	3,796,120	5,540,535	123.65	125.50	127,771
2022	4,148,594	3,950,171	4,070,946	3,201,628	112.28	125.39	77,468
2021	4,274,081	4,415,059	3,678,973	4,286,164	150.68	162.57	81,013

*
For fiscal 2024, peer group total shareholder return is based on a self-constructed peer group composed of the following alternative asset management companies: Brookfield Corporation, Bridge Investment Group Holdings Inc., Cohen & Steers Inc., Kennedy-Wilson Holdings Inc. and RITHM Capital Corp. For fiscal 2021, 2022 and 2023 the peer group total shareholder return was based on a self-constructed peer group composed of the following alternative asset management companies: Apollo Global Management, Inc., Ares Management Corporation, Blackstone Inc., The Carlyle Group Inc. and KKR & Co. Inc. For information regarding our determination to change the self-constructed peer group, please see the above “Compensation Discussion and Analysis” section.

THE RMR GROUP INC.	2025 Proxy Statement 41

(1)
The following table summarizes the applicable deductions and additions for the PEO in the calculation of Compensation Actually Paid to the PEO.

PEO Compensation Actually Paid
Year	PEO Name	Total Compensation Per Summary Compensation Table	Stock Grant Amount	Year End Fair Value of Equity Awards Granted and Unvested During Applicable Year	Change in Fair Value as of Year End of Any Prior Year Awards that Remain Unvested as of Year End	Awards Granted and Vested in the Same Year, at Fair Value as of the Vesting Date	Change in Fair Value as of Year End of Any Prior Year Awards that Vested During Applicable Year	Total Equity Value Reflected in Compensation Actually Paid	Compensation Actually Paid to PEO
2024	Adam Portnoy	$4,916,896	$(1,609,936)	$990,948	$12,040	$685,979	$6,784	$1,695,751	$5,002,711

(2)
The non-PEO NEOs in 2021, 2022 and 2023 are Jennifer B. Clark, Matthew P. Jordan, Jennifer F. Francis, John G. Murray and Jonathan M. Pertchik. The non-PEO NEOs in 2024 are Jennifer B. Clark, Matthew P. Jordan, John G. Murray, Christopher J. Bilotto and Jennifer F. Francis.

(3)
The following table summarizes the applicable deductions and additions for each of the Non-PEO NEOs in the calculation of Compensation Actually Paid to each Non-PEO NEO.

Average Non-PEO NEOs—Compensation Actually Paid
Year	Total Compensation Per Summary Compensation Table	Stock Grant Amount	Year End Fair Value of Equity Awards Granted and Unvested During Applicable Year	Change in Fair Value as of Year End of Any Prior Year Awards that Remain Unvested as of Year End	Awards Granted and Vested in the Same Year, at Fair Value as of the Vesting Date	Change in Fair Value as of Year End of Any Prior Year Awards that Vested During Applicable Year	Total Equity Value Reflected in Compensation Actually Paid	Compensation Actually Paid to Non-PEO NEOs
2024	$2,951,967	$(811,969)	$623,014	$34,013	$235,203	$(1,438)	$890,792	$3,030,790
Relationship Description

CAP vs. Total Shareholder Return
Compensation Actually Paid ("CAP") $000s
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$160
$140
$120
$100
$80
$60
$40
$20
$0
Total Shareholder Return ("TSR")
Value of Initial Fixed $100 Investment
$150.68
$112.28
$123.65
$137.33
$4,415
$4,286
$3,950
$3,202
$4,233
$5,541
$5,003
$3,031
2021
2022
2023
2024
CAP to PEO
Average CAP to Non-PEO NEOs
Total Shareholder Return

42 THE RMR GROUP INC.	2025 Proxy Statement

CAP vs. Net Income
Compensation Actually Paid ("CAP") $000s
Net Income $000s
2021
2022
2023
2024
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$200,000
$150,000
$100,000
$50,000
$0
$4,415
$4,286
$3,950
$3,202
$4,233
$5,541
$5,003
$3,031
$81,013
$77,468
$127,771
$53,129
CAP to PEO
Average CAP to Non-PEO NEOs
Net Income

Total Shareholder Return: RMR vs. Peer Group
Total Shareholder Return ("TSR")
Value of Initial Fixed $100 Investment
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
2020
2021
2022
2023
2024
$100
$403.32
$203.42
$137.33
RMR TSR
Current Peer Group
Former Peer Group

THE RMR GROUP INC.	2025 Proxy Statement 43

PROPOSAL 3: APPROVAL OF THE RMR GROUP INC.
SECOND AMENDED AND RESTATED 2016 OMNIBUS EQUITY PLAN
Shareholders are being asked to approve The RMR Group Inc. Second Amended and Restated 2016 Omnibus Equity Plan (the “Second Amended and Restated Equity Plan”) which amends and restates our current equity incentive plan (the “Plan”) to increase by 550,000 the total number of Class A Common Shares available for grant pursuant to the terms of the Plan (as described below) and to extend the termination date of the Plan.
Background

The RMR Group Inc. 2016 Omnibus Equity Plan was originally approved by shareholders at the 2016 Annual Meeting of Shareholders, and the Plan was approved by shareholders at the 2022 Annual Meeting of Shareholders. The Plan currently provides that an aggregate of 950,000 Class A Common Shares are available for grant under the Plan. As of January 9, 2025, 105,312 Class A Common Shares of such 950,000 aggregate Class A Common Shares remained available for grants of future awards pursuant to the Plan, and there were 231,010 shares of unvested restricted stock outstanding, which remain subject to possible forfeiture. No other types of awards are currently outstanding.
Our Board believes that equity-based compensation serves as an important component of our compensation program and that having an equity-based compensation program assists us in attracting, motivating and retaining qualified directors, officers, employees and other service providers. The Plan is the only plan we have to provide equity and equity-based incentive compensation to eligible individuals, and only a limited number of Class A Common Shares remain available for future awards under the Plan. Without increasing the number of Class A Common Shares that are available for awards under the Plan, we will not be able to make grants consistent with our historical practice and our Board and Compensation Committee believe increasing the number of Class A Shares will better position us to attract, motivate and retain qualified directors, officers, employees and other individuals who render services to us by providing opportunities for them to participate in our future growth. Accordingly, our Board has approved the Second Amended and Restated Equity Plan, subject to shareholder approval as requested in this Proposal 3, to increase the aggregate number of Class A Common Shares previously available for grant under the Plan from 950,000 to 1,500,000.
In connection with the drafting of the proposed Second Amended and Restated Equity Plan, the Compensation Committee received input on plan design and sizing from Ferguson Partners, an independent compensation consultant retained by the Company. Key factors considered by the Board in adopting the Second Amended and Restated Equity Plan and recommending it for shareholder approval include:
•
We believe that the number of Class A Common Shares available for issuance under the Second Amended and Restated Equity Plan is necessary to allow us to continue our equity compensation program for approximately the next three years based on current expectations (although the Second Amended and Restated Equity Plan will have a term that runs until March 27, 2035). As noted above, as of January 9, 2025 only 105,312 Class A Common Shares remained available for future awards under the Plan.

•
We believe that the number of additional Class A Common Shares requested is reasonable and would not have a substantially dilutive effect. The additional 550,000 Class A Common Shares represent less than 3.5% of the Class A Common Shares outstanding as of January 9, 2025.

•
The Second Amended and Restated Equity Plan contains a number of plan provisions favored by shareholders, including:

•
A prohibition on the re-pricing of stock options;

•
A provision prohibiting shares withheld for payment of taxes or in respect of exercise price following the adoption of the Second Amended and Restated Equity Plan from being available for issuance again under the Second Amended and Restated Equity Plan; and

44 THE RMR GROUP INC.	2025 Proxy Statement

•
A “claw back” provision which allows us to reduce or reclaim awards in the event of certain events, such as misconduct by a plan participant.

For purposes of evaluating our equity compensation program, shareholders may wish to consider two key metrics: “historical burn rate” and “overhang.”
Historical Burn Rate. Our historical burn rate is equal to the number of Class A Common Shares subject to equity awards granted during a period, in proportion to our weighted average outstanding Class A Common Shares. Our burn rate for the fiscal year ended September 30, 2024 was 1.17%, and our average annual burn rate for the three years ended September 30, 2024 was 1.00%.
Year	Time-Based Full- Value Awards Granted	Weighted Average Class A Common Shares Outstanding	Burn Rate
2024	181,727	15,532,000	1.17%
2023	139,200	15,426,000	0.90%
2022	143,700	15,338,000	0.94%
		3-Year Average	1.00%
Overhang. Our overhang is the number of outstanding Class A Common Shares that are subject to vesting requirements at year end (i.e. unvested restricted stock awards) plus the number of Class A Common Shares available for future grants of equity awards, inclusive of an additional 550,000 Class A Common Shares, assuming approval of the Second Amended and Restated Equity Plan by shareholders, in proportion to our Class A Common Shares outstanding at year end excluding the unvested restricted stock. As of the fiscal year ended September 30, 2024, our overhang was 5.68%, which includes the number of Class A Common Shares available future grants (4.19%) and the number of unvested restricted stock awards (1.49%). Due to the long-term vesting requirements of our equity awards, our overhang consists of unvested stock awards.
Summary of Material Terms of the Second Amended and Restated Equity Plan

A copy of the Second Amended and Restated Equity Plan is set forth as Annex A to this Proxy Statement. The material features of the Second Amended and Restated Equity Plan are described below. The following description is intended to be a summary, and does not purport to be a complete statement of the terms of the Second Amended and Restated Equity Plan. Accordingly, this summary is qualified in its entirety by reference to Annex A.
Administration; Purpose

We expect that our Compensation Committee or a committee of our Board (or subcommittee of our Compensation Committee) comprised entirely of Independent Directors will administer the Second Amended and Restated Equity Plan (the administrator, as in effect from time to time, being referred to herein as the “Plan Committee”). Accordingly, descriptions below of determinations and actions of the Plan Committee with respect to the Second Amended and Restated Equity Plan may be made by our Compensation Committee or other committee of our Board or a subcommittee of our Compensation Committee. Additionally, the Board may also act as the administrator of the Plan.
The purposes of the Second Amended and Restated Equity Plan are to provide additional incentives to selected Directors, employees, independent contractors and consultants of the Company or its affiliates whose contributions are deemed to be important to the growth and success of our business, in order to strengthen the commitment of such individuals to us and our subsidiaries, motivate such individuals to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts will result in our long term growth and profitability.

THE RMR GROUP INC.	2025 Proxy Statement 45

Information With Respect to Class A Common Shares

The Second Amended and Restated Equity Plan provides that an aggregate of 1,500,000 Class A Common Shares are available under the plan (which amount includes the aggregate of 950,000 Class A Common Shares previously available under the Plan (of which 105,312 remained available for grants of future awards as of January 9, 2025) and the additional 550,000 Class A Common Shares proposed to be added pursuant to the second amendment and restatement which is the subject of this Proposal 3), which shares may be used for grants of options to acquire Class A Common Shares (“Options”), shares to be transferred subject to restrictions (“Restricted Stock”), contractual rights to receive shares in the future (“Restricted Stock Units” or “RSUs”), Stock Appreciation Rights (“SARs”), other rights to receive compensation in amounts determined by the value of the Class A Common Shares (“Other Rights”), grants of unrestricted shares and cash based awards. Shares of Restricted Stock that fail to vest, shares subject to Options or SARs that are not fully exercised prior to expiration or other termination and shares subject to RSUs or Other Rights that are not delivered pursuant to such award shall again become available for grant under the terms of the plan. Shares surrendered or withheld as payment of taxes or exercise price in respect of an award following March 27, 2025 shall not be available again for grant under the plan. The maximum number of shares subject to Options that are intended to be “incentive stock options” (discussed below) may not exceed 1,500,000 shares. On January 14, 2025 the last reported sale price of our Class A Common Shares on the Nasdaq was $19.53. In connection with the Second Amended and Restated Equity Plan, the Board adopted Articles of Amendment on December 19, 2024 to increase the number of authorized Class A Common Shares by 550,000, which is equal to the increase in the total number of Class A Common Shares available for issuance under the Second Amended and Restated Equity Plan, if approved by our shareholders at our 2025 Annual Meeting. Shareholder approval of the Articles of Amendment is not required, and the Articles of Amendment were filed with the State Department of Assessments and Taxation of Maryland on December 19, 2024 and effective that same day.
Term

The Second Amended and Restated Equity Plan is scheduled to expire on March 27, 2035 which is an extension of the termination date under the Plan unless earlier terminated by our Board; awards granted prior to such date may continue in effect in accordance with their terms following such date.
Eligibility

Our Directors, employees, independent contractors and consultants and the directors, employees, independent contractors and consultants of any of our affiliates are eligible to receive awards under the Second Amended and Restated Equity Plan. As of January 9, 2025, we had six executive officers and four non-employee directors, and we and our affiliates together had approximately 1,000 employees and other service providers who would be eligible to participate in the Second Amended and Restated Equity Plan. During the fiscal year ended September 30, 2024, 140 eligible Directors, executive officers, other employees and service providers received awards under the Plan.
Amendment

Our Board may amend, alter or terminate the Second Amended and Restated Equity Plan, subject to a participant’s consent in the event of an amendment, alteration or termination that would materially impair the rights of the participant under an award. Approval of our shareholders is required for any amendment that would require such approval in order to satisfy the rules of the Nasdaq or applicable law. The Plan Committee may amend the terms of any award granted under the plan, subject to a participant’s consent in the event of an amendment that would materially impair the rights of the participant under the award.
Options

Options are contract rights to purchase shares in the future at a set exercise price. Options issued under the Second Amended and Restated Equity Plan will be evidenced by a written agreement which will specify the number of shares that may be purchased pursuant to the Option, the time or times at which the Option will

46 THE RMR GROUP INC.	2025 Proxy Statement

become exercisable, whether the Option is intended to be an incentive stock option (an option eligible for special tax treatment, as further described below and referred to herein as an “ISO”), or a nonqualified stock option (any Option which is not an ISO, hereinafter, an “NSO”), and such other terms and conditions as the Plan Committee may determine. ISOs may not be granted to any individual who is not our employee or an employee of our subsidiaries.
With the exception of certain awards of ISOs (which will expire no later than five years from the date of grant), each Option will expire not more than ten years from its date of grant (although the Plan Committee may provide for a shorter period). The exercise price of each Option will be at least 100 percent of the fair market value of the Class A Common Share on the date of grant. The exercise price with respect to an ISO granted to an employee who at the time of grant owns shares representing more than ten percent of the voting power of all classes of our or any of our subsidiaries’ shares will be at least 110 percent of the fair market value of the Class A Common Share on the date of grant.
To the extent that it has become exercisable under the terms of the applicable agreement, Options may generally be exercised by payment of the exercise price in cash or check, by payment in the form of Class A Common Shares already owned by the grantee or pursuant to a net exercise procedure, to the extent authorized by the Plan Committee. An Option may be exercised so long as it is vested and outstanding from time to time in whole or in part, to the extent and subject to the terms and conditions that the Plan Committee in its discretion may provide in the applicable option agreement. An Option generally will cease to be exercisable upon the expiration of 90 days following the termination of the grantee’s employment with, or the grantee’s other provision of services to, us or our affiliates (but not beyond the Option’s maximum term). Proceeds from the sale of shares pursuant to Options shall constitute general funds of the Company.
Options generally are not transferable by the grantee otherwise than by will or under the laws of descent and distribution and shall be exercisable during the grantee’s lifetime only by such grantee, except as otherwise provided by the Plan Committee in an Option agreement that pertains to an NSO. A grantee shall have no rights as a shareholder with respect to any shares subject to an Option until a share certificate or other evidence of legal and beneficial ownership is issued to him or her following exercise of the Option.
Restricted Stock

Restricted Stock awards are awards of Class A Common Shares which are subject to repurchase or forfeiture and transfer restrictions. The Plan Committee may grant Restricted Stock awards comprising such number of shares, and subject to such terms or conditions, as it may determine and specify in a Restricted Stock agreement.
A holder of Restricted Stock generally will have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and the right to receive any dividends (which may be made subject to restrictions in the discretion of the Plan Committee). Generally, at the time of termination for any reason of a grantee’s employment or other service relationship with us or one of our subsidiaries, we shall have the right, in the case of unvested Restricted Stock to cause the forfeiture of such shares or to purchase all or any of such shares at a price equal to the lower of (i) the price paid to us for such shares (if any) or (ii) the fair market value of such shares at the time of repurchase.
Restricted Stock Units

Restricted Stock Unit awards are awards of a contractual right to receive Class A Common Shares in the future, provided that the applicable vesting conditions are attained. The Plan Committee may grant Restricted Stock Unit awards with respect to such number of shares, and subject to such terms or conditions, as it may determine and specify in a Restricted Stock Unit agreement.
A holder of Restricted Stock Units will not have the rights of a shareholder with respect to shares subject to the award unless and until such shares are issued; provided that the Plan Committee may provide that the award will receive dividend equivalent rights. Generally, at the time of termination for any reason of a grantee’s employment or other service relationship with us or one of our subsidiaries, the unvested Restricted Stock Units will be forfeited.

THE RMR GROUP INC.	2025 Proxy Statement 47

SARs

SARs are rights to receive an amount (which may be payable in cash or shares or a combination thereof) that equals the appreciation in value of the Class A Common Shares over a set base price (which may not be less than the fair market value of a share on the date of grant), subject to attainment of the applicable vesting conditions. The Plan Committee may grant SARs in respect of such number of shares as it shall determine in its discretion and may grant SARs either separately or in connection with Options. SARs granted in connection with an Option may be exercised only to the extent of the surrender of the related Option; with the exercise of the related Option, the SAR shall terminate. The terms and conditions of a SAR related to an Option shall be contained in a share option agreement, and the terms of a SAR not related to any Option shall be contained in a SAR agreement.
Upon the exercise of a SAR, the grantee will be entitled to receive from us an amount equal to the excess of the fair market value, on the exercise date, of the number of shares as to which the SAR is exercised, over the exercise price for those shares under a related Option or, if there is no related Option, over the base price stated in the SAR agreement. Any amount payable by us upon the exercise of a SAR shall be paid in the form of cash or Class A Common Shares, as provided in the respective agreement.
Other Awards; Unrestricted Shares; Cash Awards

The Second Amended and Restated Equity Plan permits the grant of other awards with respect to the Class A Common Shares and also permits the grant of unrestricted Class A Common Shares and cash awards (under terms and conditions as established by the Plan Committee).
Equitable Adjustments

In connection with any merger, amalgamation, consolidation, reclassification, recapitalization, spinoff, spin out, repurchase or other reorganization or corporate transaction or event, special or extraordinary dividend or other extraordinary distribution, stock split, reverse stock split, share subdivision or consolidation, combination or exchange of shares or other change in corporate structure, the Second Amended and Restated Equity Plan provides for adjustments to be made by the Plan Committee in the number and kind of shares or other securities covered by outstanding awards (and to the other terms and conditions of such awards, including the applicable exercise or base price) and to the shares available for grant under the Second Amended and Restated Equity Plan.
Change of Control

In the event of a change in control of the Company (as defined in the Second Amended and Restated Equity Plan), participants who are terminated without cause within the two year period following the change in control will generally be entitled to vesting of unvested awards which they hold under the plan.
Forfeiture for Dishonesty, Violation of Agreements or Termination for Cause; Recoupment

The Plan Committee may terminate a grantee’s rights with respect to an award if the Plan Committee determines that a grantee has engaged in certain types of misconduct with respect to the Company. All Awards issued under the Second Amended and Restated Equity Plan are also subject to the Company’s compensation recovery policy as it may be adopted and as amended from time to time.
Second Amended and Restated Equity Plan Benefits

The future benefits or amounts that would be received under the Second Amended and Restated Equity Plan are discretionary. Since the Plan Committee has not determined at this time to whom grants will be made under the plan in the future, the benefits which our Directors, officers, employees or other service providers may receive under the plan are not determinable at this time.

48 THE RMR GROUP INC.	2025 Proxy Statement

Certain Federal Income Tax Consequences in Respect of the Second Amended and Restated Equity Plan

The following is a summary of certain United States federal income tax consequences with respect to awards under the Second Amended and Restated Equity Plan. Participants should consult with their own tax advisors and should not rely upon this summary.
Nonqualified Options

A participant in the Second Amended and Restated Equity Plan generally will not be taxed upon the grant of an NSO. Rather, at the time of exercise of such NSO, the participant will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. We, as the recipient of the services rendered by the participant, will generally be entitled to a tax deduction at the same time and in the same amount that the participant recognizes ordinary income.
If shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the sales price and the fair market value of such shares on the date that ordinary income was recognized on the exercise of the NSO will generally be taxable as long term or short term capital gain or loss depending upon the length of time the shares have been held.
Incentive Stock Options

A participant in the Second Amended and Restated Equity Plan will not be in receipt of taxable income upon the grant or timely exercise of an ISO. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of us or a parent, subsidiary or related entity of ours at all times during the period beginning on the date of grant and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies: (i) while in the employ of us or a parent, subsidiary or related entity of ours or (ii) within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will generally be determined in accordance with the rules applicable to NSOs.
If shares acquired pursuant to the timely exercise of an ISO are later disposed of, the participant will, except as noted below, recognize long term capital gain or loss equal to the difference between the amount realized upon such sale and the exercise price. We, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such shares by the participant.
If, however, shares acquired pursuant to the exercise of an ISO are disposed of by the participant prior to the expiration of two years from the date of the ISO’s grant or within one year from the date such shares are transferred to him upon exercise, or a disqualifying disposition, any gain realized by the participant generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the shares on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) as short term or long term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the shares on the date which governs the determination of his or her ordinary income. In such case, we may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income.
The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the exercise price will be an item of adjustment for purposes of the “alternative minimum tax” imposed by Section 55 of the Internal Revenue Code of 1986 (the “Internal Revenue Code”).
SARs

A participant in the Second Amended and Restated Equity Plan will recognize ordinary income subject to applicable withholding tax requirements at such time as the value of a SAR is actually paid in cash or Class A

THE RMR GROUP INC.	2025 Proxy Statement 49

Common Shares. The amount of such income will be the amount of cash distributed plus the fair market value on the date of exercise of any Class A Common Shares distributed. A participant’s tax basis of distributed shares will be equal to their fair market value at the time of distribution. Any gain or loss on the subsequent sale of the shares over the tax basis of the shares will be capital gain or loss with the holding period being measured from the date of the distribution. We will be entitled to a deduction for U.S. income tax purposes in the amount and at the time that the participant is deemed to be in receipt of ordinary income.
Restricted Stock Awards

A participant in the Second Amended and Restated Equity Plan generally will not be taxed upon the grant of a Restricted Stock award, but rather will recognize ordinary income in an amount equal to the fair market value of the Class A Common Shares at the time the shares are no longer subject to a substantial risk of forfeiture, as defined in the Internal Revenue Code. We, as the recipient of the services rendered by the participant, will be entitled to a deduction at the same time as, and in the same amount that, the participant recognizes ordinary income. A participant may however elect (not later than 30 days after acquiring such shares) to recognize ordinary income at the time the Restricted Stock is granted in an amount equal to the fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse. We, as the recipient of the services rendered by the participant, will be entitled to a tax deduction at the same time as and to the extent that, income is recognized by such participant. However, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the participant for the forfeited shares, and we will be deemed to recognize ordinary income equal to the amount of the deduction allowed to us at the time of the election in respect of such forfeited shares.
Other Awards

With respect to RSUs, Other Awards, unrestricted shares and cash awards, we will generally be entitled to a deduction for U.S. income tax purposes in the amount and at the time that the participant is deemed to be in receipt of ordinary income.
Share Usage

The annual share usage under the Plan for the last three calendar years was as follows:
Year	Awards Granted (number of shares)	Weighted Average Class A Common Shares Outstanding
2024	181,727	15,532,000
2023	139,200	15,426,000
2022	143,700	15,338,000
Other Information

Our Board believes that shareholder approval of the Second Amended and Restated Equity Plan will better enable us to encourage our Directors, employees, officers, and other individuals (whether or not employees) who render services to us or a subsidiary to continue their association with us by providing opportunities for them to participate in our ownership and future growth through the granting of Options, Restricted Stock, RSUs, SARs and Other Rights. If the Second Amended and Restated Equity Plan is not approved by shareholders, the Plan Committee may continue to grant awards under the Plan in its current form until the earlier of such time as there are no longer any Class A Common Shares that may be subject to awards or March 27, 2035, unless the Plan is earlier terminated by our Board.
Approval of the Second Amended and Restated Equity Plan requires the affirmative vote of a majority of all the votes cast, in person or by proxy, at our 2025 Annual Meeting.
Our Board of Directors recommends a vote “FOR” approval of the Second Amended and Restated Equity Plan.

50 THE RMR GROUP INC.	2025 Proxy Statement

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT
OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
Our Audit Committee has the sole authority and responsibility to hire, evaluate and, when appropriate, replace our independent auditors and is directly responsible for the appointment, compensation and general oversight of the work of our independent auditors. Our Audit Committee is responsible for approving the audit and permissible non-audit services provided by our independent auditors and the associated fees.
Our Audit Committee evaluates the performance of our independent auditors annually and determines whether to re-engage the current independent auditors or consider other audit firms. In doing so, our Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ technical expertise and knowledge of our operations and industry, the auditors’ independence, the results of Public Company Accounting Oversight Board (“PCAOB”) inspections and peer quality reviews of the auditors and the auditors’ reputation in the marketplace. In connection with the mandated rotation of our independent auditors’ lead engagement partner, our Audit Committee and its chair consider the selection of the new lead engagement partner identified by our independent auditors.
Based on this evaluation, our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) to serve as our independent auditors for the fiscal year ending September 30, 2025. Deloitte has served as our independent auditors since June 2020 and is considered by management and our Audit Committee to be well-qualified.
Our Audit Committee has determined to submit its selection of our independent auditors to our shareholders for ratification. This vote will ratify prior action by our Audit Committee and will not be binding upon our Audit Committee. However, our Audit Committee may reconsider its prior appointment of our independent auditors or consider the results of this vote when it determines who to appoint as our independent auditors in the future.

THE RMR GROUP INC.	2025 Proxy Statement 51

Audit Fees and All Other Fees

The following table shows the fees for audit and other services provided to us by Deloitte for the fiscal years ended September 30, 2024 and 2023.
	2024 Fees(1)	2023 Fees
Audit Fees	$915,470	$532,500
Audit Related Fees	63,150	31,200
Tax Fees	—	—
All Other Fees	948	948

(1)
The amount of audit fees for 2024 is based on the fees billed and paid to date and on the estimate for remaining fees provided by Deloitte to and approved by our Audit Committee for the services provided by Deloitte. The final amount of fees may vary from the estimate provided.

Audit Fees. This category includes fees associated with the annual financial statements audit, and related audit procedures, the internal control over financial reporting audit and related audit procedures, work performed in connection with any registration statements and any applicable Current Reports on Form 8-K and the review of our Quarterly Reports on Form 10-Q.
Audit Related Fees. This category consists of services that are reasonably related to the performance of the audit or review of financial statements and are not included in “Audit Fees.” These services principally include due diligence in connection with acquisitions, consultation on accounting and internal control matters, audits in connection with proposed or consummated acquisitions, information systems audits and other attest services.
Tax Fees. This category consists of fees for tax services, including tax compliance, tax advice and tax planning.
All Other Fees. This category consists of services that are not included in the above categories. The amounts for 2024 and 2023 reflect annual subscription fees for Deloitte’s online accounting research application.

52 THE RMR GROUP INC.	2025 Proxy Statement

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee has established policies and procedures that are intended to control the services provided by our independent auditors and to monitor their continuing independence. Under these policies, our independent auditors may not undertake any services unless the engagement is specifically approved by our Audit Committee or the services are included within a category that has been approved by our Audit Committee. The maximum charge for services is established by our Audit Committee when the specific engagement or the category of services is approved. In certain circumstances, our management is required to notify our Audit Committee when approved services are undertaken and our Audit Committee or its Chair may approve amendments or modifications to the engagement or the maximum fees. Our internal audit group is responsible for reporting to our Audit Committee regarding compliance with these policies and procedures.
Our Audit Committee will not approve engagements of our independent auditors to perform non-audit services for us if doing so will cause our independent auditors to cease to be independent within the meaning of applicable SEC or Nasdaq rules. In other circumstances, our Audit Committee considers, among other things, whether our independent auditors are able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the PCAOB Rules.
All services for which we engaged Deloitte in fiscal 2024 and 2023 were approved by our Audit Committee. The total fees for audit and non-audit services provided by Deloitte in fiscal 2024 and 2023 are set forth above. Our Audit Committee approved the engagement of Deloitte in fiscal 2024 and 2023 to provide the non-audit services described above because it determined that Deloitte providing these services would not compromise its independence and that Deloitte’s familiarity with our record keeping and accounting systems would permit the firm to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain comparable quality services from other providers. For fiscal 2023 and 2024, there were no non-audit services provided to us by Deloitte other than with respect to our subscription to Deloitte’s online accounting research application.
Other Information

We have been advised by Deloitte that neither the firm, nor any member of the firm, has any material interest, direct or indirect, in any capacity in us or our subsidiaries.
One or more representatives of Deloitte will be present at our 2025 Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Ratification of the appointment of our independent auditors requires the affirmative vote of a majority of all the votes cast, in person or by proxy, at our 2025 Annual Meeting.
Our Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

THE RMR GROUP INC.	2025 Proxy Statement 53

REPORT OF OUR AUDIT COMMITTEE
In the course of the Audit Committee (our “Audit Committee”) of the Board of Directors (our “Board of Directors”) of The RMR Group Inc.’s oversight of our financial reporting process, our Audit Committee has: (i) reviewed and discussed with management the audited financial statements for the fiscal year ended September 30, 2024; (ii) discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301; (iii) received the written disclosures and the letter from our auditors required by applicable requirements of the PCAOB regarding our independent auditors’ communications with our Audit Committee concerning independence; (iv) discussed with our independent auditors their independence; and (v) considered whether the provision of non-audit services by our independent auditors is compatible with maintaining their independence and concluded that it is compatible at this time.
Based on the foregoing review and discussions, our Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2024, for filing with the Securities and Exchange Commission.
Ann Logan, Chair
Rosen Plevneliev
Jonathan Veitch
Walter C. Watkins, Jr.

54 THE RMR GROUP INC.	2025 Proxy Statement

FREQUENTLY ASKED QUESTIONS
Proxy Materials and Voting Information
1.
What is included in the proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for our 2025 Annual Meeting include the Notice Regarding the Availability of Proxy Materials, Notice of 2025 Annual Meeting, this Proxy Statement and our Annual Report for the fiscal year ended September 30, 2024 (collectively, the “proxy materials”). If you request a paper copy of these materials, the proxy materials will also include a proxy card or voting instruction form.
A proxy statement is a document that SEC regulations require us to give you when we ask you to return a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. That other person is called your proxy.
2.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our registrar and transfer agent, Equiniti Shareowner Services, you are considered a shareholder of record of those shares. If you are a shareholder of record, you should receive only one notice or proxy card for all the Class A Common Shares you hold in certificate form and in book entry form.
If your shares are held in an account you own at a bank or brokerage firm or you hold shares through another nominee, you are considered the “beneficial owner” of those shares. If you are a beneficial owner, you will receive voting instruction information from the bank, broker or other nominee through which you own your Class A Common Shares.
If you hold some shares of record and some shares beneficially, you should receive a notice or proxy card for all the Class A Common Shares you hold of record and a separate voting instruction form for the shares from the bank, broker or other nominee through which you own Class A Common Shares.
3.
What different methods can I use to vote?

By Telephone or Internet. All shareholders of record as of the close of business on January 9, 2025, the Record Date, can authorize a proxy to vote their shares by touchtone telephone by calling 1-800-690-6903, or through the internet at www.proxyvote.com, using the procedures and instructions described in your Notice Regarding the Availability of Proxy Materials or proxy card. Beneficial owners may authorize a proxy by telephone or internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or nominee will include the instructions with the proxy voting materials. To authorize a proxy by telephone or internet, you will need the 16 digit control number provided on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. The telephone and internet proxy authorization procedures are designed to authenticate shareholder identities, to allow shareholders to authorize a proxy to vote their shares and to confirm that their instructions have been recorded properly. Proxies submitted by telephone or through the internet must be received by 11:59 p.m., Eastern Time, on March 26, 2025 or, if the meeting is postponed or adjourned to a later date, by 11:59 p.m., Eastern Time, on the day immediately preceding the date of the reconvened meeting.
By Written Proxy. All shareholders of record as of the close of business on the Record Date can also submit voting instructions by written proxy card. If you are a shareholder of record and receive a Notice Regarding the Availability of Proxy Materials, you may request a written proxy card by following the instructions included in the notice. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank, broker or other nominee. Proxies submitted by mail must be received by 11:59 p.m., Eastern Time, on March 26, 2025 or, if the meeting is postponed or adjourned to a later date, by 11:59 p.m., Eastern Time, on the day immediately preceding the date of the reconvened meeting.

THE RMR GROUP INC.	2025 Proxy Statement 55

Electronically at our 2025 Annual Meeting.
•
All shareholders of record as of the close of business on the Record Date may vote electronically at the meeting, as described in the response to question 11. Even if you plan to attend our 2025 Annual Meeting, we recommend that you follow the voting directions described above, so that your vote will be counted if you later decide not to attend our 2025 Annual Meeting.

•
Beneficial owners as of the close of business on the Record Date may vote electronically at our 2025 Annual Meeting if they have a 16 digit control number, as described in the response to questions 11 and 12.

A shareholder may revoke a proxy at any time before it is exercised at our 2025 Annual Meeting, subject to the proxy voting deadlines described above, by authorizing a proxy again on a later date by internet or by telephone, by signing and returning a later dated proxy card, by attending the meeting and voting electronically or by sending an original written statement revoking the prior proxy to our Secretary at our principal executive office (or by hand delivery to the Secretary before the taking of the vote at our 2025 Annual Meeting). Attendance at our 2025 Annual Meeting will not, by itself, revoke a duly executed proxy.
Beneficial owners who wish to change their votes should contact the organization that holds their shares.
Shareholders must register in advance to attend our 2025 Annual Meeting by visiting www.proxyvote.com.
If you have any questions or need assistance in voting your shares or authorizing your proxy, please call the firm assisting us in the solicitation of proxies:
Saratoga Proxy Consulting LLC
520 Eighth Avenue
New York, NY 10018
(212) 257-1311
4.
Who may vote at our 2025 Annual Meeting?

Holders of record of any class of our Common Shares as of the close of business on the Record Date, or their duly authorized proxies may vote at the meeting. Holders of any class of our Common Shares will vote as a single class on all matters at the meeting.
5.
What if I authorize a proxy and do not specify how my shares are to be voted?

If you submit a signed proxy card or authorize a proxy by internet or telephone, but do not indicate how your Common Shares should be voted on one or more proposals, then the proxies will vote your shares as our Board recommends on those proposals. Other than the proposals listed on pages 11, 25, 44, and 51, we do not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their discretion.
6.
What is a quorum? How are abstentions, withheld votes and broker non-votes counted?

A quorum of shareholders is required for shareholders to take action at our 2025 Annual Meeting. The presence, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at our 2025 Annual Meeting constitutes a quorum.
Abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owner or the persons entitled to vote and (ii) the broker does not have discretionary voting power on a particular matter), if any, are included in determining whether a quorum is present. Abstentions are not votes cast and, therefore, will not be included in vote totals and will have no effect on the outcome of any Proposal to be acted upon at our 2025 Annual Meeting. A proxy marked “WITHHOLD ALL” or “FOR ALL EXCEPT” with respect to Proposal 1 will have the same effect as an abstention for all

56 THE RMR GROUP INC.	2025 Proxy Statement

nominees or for those nominees noted in the appropriate portion of the proxy card, respectively. Broker non-votes are not votes cast and, therefore, will not be included in vote totals and will have no effect on the outcome of Proposal 1, Proposal 2 and Proposal 3. There can be no broker non-votes on Proposal 4 as it is a matter on which, if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on your behalf.
7.
Can I access the proxy materials on the internet? How can I sign up for the electronic proxy delivery service?

The Notice of 2025 Annual Meeting, this Proxy Statement and the Annual Report are available at www.proxyvote.com. You may access these proxy materials on the internet through the conclusion of our 2025 Annual Meeting.
Instead of receiving future copies of our proxy materials by mail, shareholders of record, as of the close of business on the Record Date, and most beneficial owners may elect to receive these materials electronically. Opting to receive your future proxy materials electronically will reduce the environmental impact of our annual meeting, save us the cost of printing and mailing documents, and also will give you an electronic link to our proxy voting site. Your Notice Regarding the Availability of Proxy Materials instructs you as to how you may request electronic delivery of future proxy materials.
8.
How are proxies solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies on behalf of the Company. We have engaged Saratoga Proxy Consulting LLC (“Saratoga”) to assist with the solicitation of proxies for an estimated fee of $10,000 plus reimbursement of expenses. We will request banks, brokers and other nominees to forward proxy materials to the beneficial owners of Class A Common Shares and to obtain their voting instructions. We will reimburse those firms for their expenses of forwarding proxy materials.
Proxies may also be solicited, without additional compensation, by our and our subsidiaries’ directors, officers and employees, by mail, telephone or other electronic means or in person.
9.
What is householding?

As permitted by the Exchange Act and our Bylaws, we may deliver to shareholders only one copy of the Notice Regarding the Availability of Proxy Materials, Notice of 2025 Annual Meeting, this Proxy Statement and the Annual Report to Shareholders residing at the same address, unless a shareholder at such address has notified us of such shareholder’s desire to receive separate copies of those documents. This practice is known as “householding.”
We will deliver a separate copy of any of those documents to you if you write to us at Investor Relations, The RMR Group Inc., Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or call us at (617) 796-8230. If you want to receive separate copies of our notices regarding the availability of proxy materials, notices of annual meetings, proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee, or you may contact us at the above address or telephone number.
2025 Annual Meeting Information
10.
Why is our 2025 Annual Meeting being held virtually?

To provide all of our shareholders an opportunity to participate in our 2025 Annual Meeting, our 2025 Annual Meeting will be a virtual meeting of shareholders. Shareholders attending our 2025 Annual Meeting virtually will be afforded the same rights and opportunities to participate as they would have had at an in-person meeting.

THE RMR GROUP INC.	2025 Proxy Statement 57

11.
How do I attend our 2025 Annual Meeting?

In order to attend and participate in our 2025 Annual Meeting, shareholders must register in advance at www.proxyvote.com by 11:59 p.m. Eastern Time, on March 26, 2025. Attendance at the meeting is limited to our Directors and officers, shareholders as of the close of business on the Record Date or their duly authorized representatives or proxies, and other persons permitted by the chair of the meeting.
•
Record owners:   If you are a shareholder as of the close of business on the Record Date who holds shares directly, you may participate in our 2025 Annual Meeting by visiting https://www.virtualshareholdermeeting.com/RMR2025 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials or proxy card.

•
Beneficial owners:   If you are a shareholder as of the close of business on the Record Date who holds shares indirectly through a brokerage firm, bank or other nominee, you may participate in our 2025 Annual Meeting by visiting https://www.virtualshareholdermeeting.com/RMR2025 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. Please follow the instructions from your bank, broker or nominee included with these proxy materials, or contact your bank, broker or nominee to request a control number if needed.

If you have questions regarding preregistration procedures or admission procedures, please call Investor Relations at (617) 796-8230.
12.
How can I vote electronically at our 2025 Annual Meeting if I am a beneficial owner?

If you are a beneficial owner and want to vote your shares at our 2025 Annual Meeting, you need to have a 16 digit control number from your bank, broker or other nominee. Please follow the procedures described in the response to questions 3 and 11.
You will not be able to vote your shares at the meeting without a 16 digit control number. We encourage you to vote your shares in advance, even if you intend to attend the meeting.
13.
How can I ask questions at our 2025 Annual Meeting?

Shareholders as of the close of business on the Record Date who attend and participate in our 2025 Annual Meeting at https://www.virtualshareholdermeeting.com/RMR2025 will have an opportunity to submit questions live via the internet during a designated portion of the program. Shareholders must have available their control number provided on their proxy card or voting instruction form.
If you experience any technical difficulties accessing our 2025 Annual Meeting or during the meeting, please call the toll-free number that will be available on our virtual shareholder login site for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 15 minutes prior to the start of our 2025 Annual Meeting.
Company Documents, Communications and Shareholder Proposals
14.
How can I view or request copies of our SEC filings and other documents?

You can visit our website to view our Governance Guidelines, Board committee charters and the Code. To view these documents, go to www.rmrgroup.com, click on “Investors & Media” and then click on “Corporate Governance.” To view our SEC filings and Forms 3, 4 and 5 filed by our Directors and executive officers, go to www.rmrgroup.com, click on “Investors & Media” and then click on “Financial Information.”

58 THE RMR GROUP INC.	2025 Proxy Statement

We will deliver free of charge, upon request, a copy of our Governance Guidelines, Board committee charters, Code or Annual Report to any shareholder requesting a copy. Requests should be directed to Investor Relations at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
15.
How can I communicate with our Directors?

Any shareholder or other interested person who wants to communicate with our Directors, individually or as a group, should write to the party for whom the communication is intended, c/o Secretary, The RMR Group Inc., Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or email secretary@rmrgroup.com. The communication will then be delivered to the appropriate party or parties.
16.
How do I submit a nomination or other proposal for action at the 2026 annual meeting of shareholders?

A nomination or other proposal for action to be presented by any shareholder at our 2026 annual meeting of shareholders must be submitted as follows:
•
For a proposal to be eligible to be included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received at our principal executive office by September 18, 2025.

•
For a nomination or proposal to be timely for purposes of Rule 14a-4(c)(1) under the Exchange Act, the proposal must be received by us no later than December 2, 2025.

•
For shareholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19, shareholders must provide notice to us no later than January 26, 2026, containing the information required by Rule 14a-19.

Proposals should be sent to our Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
For additional information regarding how to submit a shareholder proposal, see page 10 of this Proxy Statement.

THE RMR GROUP INC.	2025 Proxy Statement 59

RELATED PERSON TRANSACTIONS
In this “Related Person Transactions” section, unless the context requires otherwise, references to “RMR Inc.,” “we,” “us” and “our” refer solely to The RMR Group Inc., a Maryland corporation, and not any of our subsidiaries. The description of agreements in this “Related Person Transactions” section do not purport to be complete and are subject to, and qualified in their entirety by, reference to the actual agreements, copies of certain of which are filed as exhibits to our Annual Report.
A “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we were, are or will be a participant, (ii) the amount involved exceeds $120,000 and (iii) any related person had, has or will have a direct or indirect material interest.
A “related person” means any person who is, or at any time since October 1, 2023 was:
•
a Director, a nominee for Director or an executive officer of us;

•
known to us to be the beneficial owner of more than 5% of the outstanding Common Shares when a transaction in which such person had a direct or indirect material interest occurred or existed;

•
an immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother in law, father in law, son in law, daughter in law, brother in law or sister in law of any of the persons referenced in the preceding two bullets, and any person (other than a tenant or employee) sharing the household of any of the persons referenced in the preceding two bullets; or

•
a firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

We have adopted written Governance Guidelines that contain guidelines for the consideration and approval of any related person transactions. Under these Governance Guidelines, neither we nor any of our subsidiaries may enter into a transaction in which any Director or executive officer, any member of the immediate family of any Director or executive officer or other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board and our Board reviews and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Directors, even if the disinterested Directors constitute less than a quorum. If there are no disinterested Directors, the transaction must be reviewed, authorized and approved or ratified by both (i) the affirmative vote of a majority of our Board and (ii) the affirmative vote of a majority of the Independent Directors (as such term is defined under Nasdaq rules). In determining whether to approve or ratify a transaction, our Board, or disinterested Directors or Independent Directors, as the case may be, must also act in accordance with any applicable provisions of our charter and Bylaws, consider all of the relevant facts and circumstances and approve only those transactions that they determine are fair and reasonable to us. All related person transactions described in Annex B to this Proxy Statement were reviewed and approved or ratified by a majority of the disinterested Directors or otherwise in accordance with our policies, as described above, and Maryland law. In the case of any transaction with us in which any other employee of us who is subject to the Code who has a direct or indirect material interest in the transaction, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested. Copies of our Governance Guidelines and the Code are available on our website, www.rmrgroup.com.
Certain related person transactions are set forth in Annex B to this Proxy Statement.

60 THE RMR GROUP INC.	2025 Proxy Statement

OTHER INFORMATION
At this time, we know of no other matters that will be brought before the meeting. If, however, other matters properly come before the meeting or any postponement or adjournment, the persons named in the accompanying proxy card intend to vote the shares for which they have been appointed or authorized as proxy in accordance with their discretion on such matters to the maximum extent that they are permitted to do so by applicable law.
Jennifer B. Clark
Managing Director, Executive Vice President, General Counsel and Secretary
Newton, Massachusetts
January 16, 2025

THE RMR GROUP INC.	2025 Proxy Statement 61

ANNEX A—SECOND AMENDED AND RESTATED 2016 OMNIBUS EQUITY PLAN
THE RMR GROUP INC.
SECOND AMENDED AND RESTATED 2016 OMNIBUS EQUITY PLAN
Section 1.
Purpose of Plan.

The name of this plan is The RMR Group Inc. Second Amended and Restated 2016 Omnibus Equity Plan. The purposes of the Plan are to provide additional incentives to selected employees, directors, independent contractors and consultants of the Company or its Affiliates whose contributions are deemed to be important to the growth and success of the Company’s business in order to strengthen the commitment of such individuals to the Company and its Subsidiaries, motivate such individuals to perform their responsibilities faithfully and diligently and attract and retain competent and dedicated individuals whose efforts will result in the long term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Share Based Awards, Cash Awards or any combination of the foregoing. The Plan is an amendment and restatement of the predecessor The RMR Group Inc. 2016 Omnibus Equity Plan and the Amended and Restated 2016 Omnibus Equity Plan (together, the “Predecessor Plans”).
Section 2.
Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:
(a)   “Administrator” means the Board or, if and to the extent the Board does not administer the Plan, the Committee or a delegate appointed in accordance with Section 3 hereof.
(b)   “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
(c)   “Applicable Laws” means the applicable requirements under U.S. federal and state corporate laws, U.S. federal and state securities laws, federal and state tax law, including the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time (including, in each case, regulations promulgated thereunder).
(d)   “Award” means any Option, Share Appreciation Right, Restricted Share, Restricted Stock Unit, Other Share Based Award or Cash Award granted under the Plan.
(e)   “Award Agreement” means any written agreement, contract, notice or other instrument or document evidencing an Award.
(f)   “Board” means the Board of Directors of the Company.
(g)   “Cash Award” means cash awarded under Section 10 of the Plan.
(h)   “Cause” shall have the meaning assigned to such term in any individual employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” the existence of Cause shall be determined by the Administrator in its discretion.
(i)   “Change in Capitalization” means any (i) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

THE RMR GROUP INC.	2025 Proxy Statement A-1

(j)   “Change in Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date:
(1)   any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a Founder, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the combined voting power of all the Company’s then-outstanding securities entitled to vote generally in the election of directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest;
(2)   there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board then in office, as a consequence of which, in either case, members of the Board immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or
(3)   during any period of two consecutive years, other than as a result of an event described in clause (2) above, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.
(k)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
(l)   “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. The Committee may appoint a subcommittee to perform such of its functions as the Committee shall designate, which shall constitute the Committee hereunder for purposes of performing such functions (including to the extent it is necessary or desirable to have a committee composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded).
(m)   “Common Stock” means the Class A common stock, par value $0.001 per share, of the Company.
(n)   “Company” means The RMR Group Inc., a Maryland corporation (or any successor company, except, where the context requires, as the term “Company” is used in the definition of “Change in Control” above).
(o)   “Disability” means, with respect to any Participant, that such Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.
(p)   “Effective Date” has the meaning set forth in Section 18 hereof.
(q)   “Eligible Recipient” means an employee, director, independent contractor or consultant of the Company or any Affiliate of the Company who has been determined to be eligible to receive Awards hereunder by the Administrator.
(r)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(s)   “Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase Shares issuable upon exercise of such Award and, with respect to a Share Appreciation

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Right, the base price per share of such Share Appreciation Right, which, with respect to Options and Share Appreciation Rights, in any event will not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.
(t)   “Fair Market Value” of a share of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.
(u)   “Founder” means Barry M. Portnoy, Adam D. Portnoy or any Person controlled by either or both of them or any member of the Immediate Family of either or both of them or the beneficiaries of such Person’s estate.
(v)   “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.
(w)   “ISO” means an Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.
(x)   “Nonqualified Stock Option” shall mean an Option that is not an ISO.
(y)   “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”
(z)   “Other Share Based Award” means a right or other interest granted pursuant to Section 10 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the Common Stock, including, but not limited to, unrestricted Shares, restricted stock units, dividend equivalents or performance units, each of which may or may not be subject to the attainment of performance goals determined by the Committee or a period of continued employment or other terms or conditions as permitted under the Plan.
(aa)   “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive an Award, and, if applicable, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.
(bb)   “Person” shall mean an individual, a corporation, a general or limited partnership, an association, a limited liability company, a governmental entity, a trust, a joint venture, a joint stock company or other entity or organization.
(cc)   “Plan” means this Second Amended and Restated 2016 Omnibus Equity Plan.
(dd)   “Restricted Shares” means Shares granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period (or periods) and/or upon attainment of specified performance objectives.
(ee)   “Restricted Stock Unit” means the right granted pursuant to Section 9 hereof to receive a Share at the end of a specified restricted period (or periods) of time and/or upon attainment of specified performance objectives.
(ff)   “Securities Act” means the Securities Act of 1933, as amended from time to time
(gg)   “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, amalgamation, consolidation or other reorganization) security.

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(hh)   “Share Appreciation Right” means the right pursuant to an Award granted under Section 8 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.
(ii)   “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
Section 3.
Administration.

(a)   The Plan shall be administered by the Administrator. Pursuant to the terms of the Plan, the Administrator, subject to any restrictions on the authority delegated to it, shall have the power and authority, without limitation:
(1)   to determine Eligible Recipients and select those Eligible Recipients who shall be Participants;
(2)   to determine whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Restricted Stock Units, Cash Awards, Other Share Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
(3)   to determine the number of Shares or the amount of cash to be covered by each Award granted hereunder;
(4)   to determine the terms and conditions, not inconsistent with the terms of the Plan. of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Shares or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Shares or Restricted Stock Units shall lapse, (ii) the performance goals and periods (if any) applicable to Awards, (iii) the Exercise Price of Awards, (iv) the vesting schedule applicable to each Award, (v) the amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);
(5)   to determine the Fair Market Value in accordance with the terms of the Plan;
(6)   to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;
(7)   to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable; and
(8)   to construe and interpret the terms and provisions of, and supply or correct omissions in, the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan; and to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendixes to the Plan.
(b)   Without limitation of the authority of the Administrator under Section 5, Options and Share Appreciation Rights may not be re-priced or canceled and re-granted at a lower exercise, base or purchase price without first obtaining the approval of the Company’s shareholders. In addition, if an Option or Share Appreciation Right has an Exercise Price that is equal to or greater than the Fair Market Value of the Common Stock on the applicable date, the award may not be cancelled in exchange for a cash payment.

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(c)   All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
(d)   The Board or Committee may in its discretion, and to the extent it determines to be permissible under applicable law, regulation and the rules of the Nasdaq Stock Market LLC (or such other applicable exchange on which the Company’s equity securities are listed), delegate some or all of its authority, duties and responsibilities hereunder to officers or employees of the Company as the Board or Committee may determine, under such terms and conditions as the Board or Committee may establish from time to time.
Section 4.
Shares Reserved for Issuance Under the Plan.

(a)   Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,500,000, inclusive of shares of Common Stock reserved under the Predecessor Plans.
(b)   Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Shares surrendered or withheld as payment of either the Exercise Price of an Award (including Shares otherwise underlying an Award of a Share Appreciation Right that are retained by the Company to account for the Exercise Price of such Share Appreciation Right) and/or withholding taxes in respect of an Award, in each such case only to the extent such surrender or withholding occurs on or after March 27, 2025, shall not be available again for grant under the Plan. In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not reduce the aggregate number of shares of Common Stock available for Awards under the Plan.
(c)   Subject to adjustment as provided by Section 5, no more than 1,500,000 Shares shall be issued pursuant to the exercise of ISOs.
Section 5.
Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan pursuant to Section 4 and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number of securities subject to, and Exercise Price subject to outstanding Options and Share Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of Shares or other securities or the amount of cash or amount or type of other property subject to outstanding Restricted Shares, Restricted Stock Units or Other Share Based Awards granted under the Plan; provided, however that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any; provided, however that if the Exercise Price or purchase price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Administrator may cancel such

THE RMR GROUP INC.	2025 Proxy Statement A-5

Award without the payment of any consideration to the Participant: provided that prior to any such cancellation the Participant shall be given a reasonable opportunity to exercise the applicable Award, regardless of any otherwise applicable vesting schedule. Further, without limiting the generality of the foregoing, with respect to Awards subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements. Except to the extent determined by the Administrator, any adjustments to ISOs under this Section 5 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(10(3) of the Code. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.
Section 6.
Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.
Section 7.
Options.

(a)   General. With respect to each Participant who is granted an Option, the Award Agreement shall set forth such terms and conditions as the Administrator shall determine, in its sole discretion, which shall include, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable as set forth in the applicable Award Agreement.
(b)   Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.
(c)   Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement.
(d)   Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(e)   Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by Applicable Laws or (iv) any combination of the foregoing.
(f)   ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. ISOs may be granted only to an employee of the Company, any “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary.

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(1)   ISO Grants to 10% Shareholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, any “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.
(2)   $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.
(3)   Disqualifying Dispositions. Each Participant awarded and exercises an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO.
(g)   Rights as Shareholder. Without limitation of the rights of the Administrator under Section 5, a Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, and has paid in full for such Shares, has satisfied the requirements of Section 14 hereof and has received such Shares.
(h)   Termination of Employment or Service. Unless otherwise provided by the Administrator in the applicable Award Agreement:
(1)   If the employment or service of a Participant with the Company and all Affiliates thereof (including by reason of the Participant’s employer ceasing to be an Affiliate of the Company) shall terminate for any reason other than Cause, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its maximum term.
(2)   If the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of the Disability or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is six (6) months after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its maximum term.
(3)   In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.
(i)   Other Change in Employment Status. An Option shall be subject to such treatment, with regard to vesting schedule, termination and other terms and conditions, by leaves of absence, including unpaid and unprotected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status of a Participant, as may be determined from time to time in the discretion of the Administrator (which determination is not required to be the same for all Participants).
Section 8.
Share Appreciation Rights.

(a)   General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible

THE RMR GROUP INC.	2025 Proxy Statement A-7

Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made. Each Participant who is granted a Share Appreciation Right shall be provided with an Award Agreement, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the number of Shares to be awarded, the Exercise Price per Share, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)   Awards: Rights as Shareholder. Without limitation of the rights of the Administrator under Section 5, a Participant shall have no rights to dividends or any other rights of a shareholder with respect to the shares of Common Stock, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof, has satisfied the requirements of Section 14 hereof and has received such Shares.
(c)   Exercisability.
(1)   Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(2)   Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.
(d)   Payment Upon Exercise.
(1)   Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.
(2)   A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(3)   Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).
(e)   Termination of Employment or Service. Unless otherwise provided by the Administrator in the applicable Award Agreement:
(1)   If the employment or service of a Participant with the Company and all Affiliates thereof (including by reason of the Participant’s employer ceasing to be an Affiliate of the Company) shall terminate for any reason other than Cause, Disability, or death, (A) Share Appreciation Rights granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Share Appreciation Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Share Appreciation Right shall be exercisable after the expiration of its maximum term.

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(2)   If the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of the Disability, or death of the Participant. (A) Share Appreciation Rights granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is six (6) months after such termination, on which date they shall expire and (B) Share Appreciation Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Share Appreciation Right shall be exercisable after the expiration of its maximum term.
(3)   In the event of the termination of a Participant’s employment or service for Cause, all outstanding Share Appreciation Rights granted to such Participant shall expire at the commencement of business on the date of such termination.
(f)   Term.
(1)   The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(2)   The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(g)   Other Change in Employment Status. Share Appreciation Rights shall be subject to such treatment, with regard to vesting schedule, termination and other terms and conditions, by leaves of absence, including unpaid and unprotected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status of a Participant, as may be determined in the discretion of the Administrator (which determination is not required to be the same for all Participants).
Section 9.
Restricted Shares and Restricted Stock Units.

(a)   General. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares or Restricted Stock Units shall be made. Each Participant who is granted Restricted Shares or Restricted Stock Units shall enter into an Award Agreement with the Company containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Stock Units; the period of time restrictions, performance goals or other conditions that apply to delivery or vesting of such Awards (the “Restricted Period”) and all other conditions applicable to the Restricted Shares and Restricted Stock Units. If the restrictions, performance goals or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares or Restricted Stock Units, in accordance with the terms of the grant. The provisions of the Restricted Shares or Restricted Stock Units need not be the same with respect to each Participant.
(b)   Awards and Certificates. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an Award of Restricted Shares may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Shares (or such issuance may be evidenced via book entry); and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such Award.
The Company may require that the share certificates, if any. evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Shares, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award. Certificates for shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in such Restricted Stock Award.
With respect to Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, share certificates in respect of the shares of Common Stock underlying such Restricted Stock Units shall (subject to the following paragraph) be delivered to the Participant, or his legal representative, in a number

THE RMR GROUP INC.	2025 Proxy Statement A-9

equal to the number of shares of Common Stock underlying the Restricted Stock Unit Award (subject to any shares withheld in respect of tax withholding, if applicable).
Notwithstanding anything in the Plan to the contrary, any Restricted Shares or Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period, and whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form.
Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares (either in certificated or uncertificated form), or cash, as applicable, shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made at such time as is required to avoid the imposition of a tax under Section 409A of the Code.
(c)   Restrictions and Conditions. The Restricted Shares or Restricted Stock Units granted pursuant to this Section 9 shall be subject to such restrictions or conditions as determined by the Administrator at the time of grant and:
(1)   The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance goals established by the Committee, the Participant’s termination of employment or service with the Company or any Affiliate thereof, or the Participant’s death or Disability.
(2)   Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares during the Restricted Period. Except as provided in the applicable Award Agreement (and without limiting the rights of the Administrator under Section 5), the Participant shall generally not have the rights of a shareholder with respect to Shares subject to Restricted Stock Units during the Restricted Period); provided, however that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to unvested Restricted Stock Units shall, unless otherwise set forth in an Award Agreement, be paid to the Participant at the time (and to the extent) Shares or cash (in the case of Restricted Stock Units paid or payable in cash) in respect of the related Restricted Stock Units are payable to the Participant.
(3)   The rights of Participants granted Restricted Shares or Restricted Stock Units upon termination of employment or service as a director, independent contractor or consultant to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)   Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.
Section 10.
Other Share Based Awards; Cash Awards.

Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Share Based Awards shall be granted. Each Participant who is granted an Other Share Based Award shall receive an Award Agreement, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the number of shares of Common Stock to be granted pursuant to such Other Share Based Awards, or the manner in which such Other Share Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions, if any, to the vesting and/or payment or settlement of such Other Share Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Share Based Awards. The Administrator may make Other Share Based Awards consisting of unrestricted Shares to such individuals and in such amounts as the Administrator may determine (subject to Section 6). The Administrator may also grant Cash Awards to Participants, upon such terms and conditions as the Administrator may determine in its discretion. No agreement is required to be executed in respect of awards of vested shares of Common Stock.

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Section 11.
Change in Control.

Unless otherwise determined by the Administrator and evidenced in an Award Agreement (but without limitation of the rights of the Administrator hereunder), if (a) a Change in Control occurs, and (b) the Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause on or after the effective date of the Change in Control but prior to the second anniversary of the Change in Control, then, upon such Termination:
(a)   any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and
(b)   the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at target performance levels.
If the Administrator determines in its discretion pursuant to Section 3(a)(4) hereof to accelerate the vesting of Options and/or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Share Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.
Section 12.
Amendment and Termination.

The Board may amend, alter or terminate the Plan, but no amendment, alteration or termination shall be made that would materially impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Approval of the Company’s shareholders shall be required for any amendment that would require such approval in order to satisfy the rules of the stock exchange on which the Common Stock is traded or other Applicable Law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan, no such amendment shall materially impair the rights of any Participant without his or her consent.
Section 13.
Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Section 14.
Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, the minimum amount of any such applicable taxes required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) by delivering already owned unrestricted shares of Common Stock. The Company may in its discretion limit the number of Shares it will withhold or accept in satisfaction of withholding obligations, including imposing such limitations as it determines to be necessary or desirable to avoid adverse accounting consequences. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is due and any fractional share amounts resulting therefrom shall be settled in

THE RMR GROUP INC.	2025 Proxy Statement A-11

cash. Subject to the terms of the Award Agreement, such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award.
Section 15.
Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or a Share Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.
Section 16.
Continued Employment.

Neither the adoption of the Plan nor the grant of an Award shall confer upon any Eligible Recipient or Participant any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any individual at any time.
Section 17.
Forfeiture Events; Compensation Recovery Policy.

(a)   Notwithstanding any provision of the Plan to the contrary, if the Administrator determines, after full consideration of the facts, that:
(1)   A Participant has been engaged in fraud, embezzlement or theft in the course of his or her employment by or involvement with the Company or a Subsidiary, has made unauthorized disclosure of trade secrets or other proprietary information of the Company or a Subsidiary or of a third party who has entrusted such information to the Company or a Subsidiary, or has been convicted of a felony, or crime involving moral turpitude or any other crime which reflects negatively upon the Company;
(2)   A Participant has violated the terms of any employment, noncompetition, non-solicitation, confidentiality, nondisclosure or other similar agreement with the Company to which he or she is a party; or
(3)   the employment or involvement with the Company or a Subsidiary of the Participant was terminated for Cause; then the Participant’s right to exercise an exercisable Award shall terminate as of the date of such act (in the case of (1) or (2)) or such termination (in the case of (3)), the Participant shall forfeit all unexercised Awards and all unvested Awards and the Company shall have the right to repurchase all or any part of the Shares acquired by the Participant with respect to any Award, at a price equal to the lower of (a) the amount paid to the Company upon exercise or acquisition (or to cause such shares to be forfeited without consideration if no amount was paid), or (b) the Fair Market Value of such shares at the time of repurchase. If the holder of an Award whose behavior the Company asserts falls within the provisions of the clauses above has exercised or attempts to exercise an Award prior to consideration of the application of this Section 17 or prior to a decision of the Administrator, the Company shall not be required to recognize such exercise until the Administrator has made its decision and, in the event any exercise shall have taken place, it shall be of no force and effect (and shall be void ab initio) if the Administrator makes a determination that the Participant had engaged in the

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proscribed conduct; provided, however, that if the Administrator finds in favor of the Participant then the Participant will be deemed to have exercised the Award retroactively as of the date he or she originally gave notice of his or her attempt to exercise or actual exercise, as the case may be. The decision of the Administrator as to the cause of a Participant’s discharge and the damage done to the Company shall be final, binding and conclusive. No decision of the Administrator, however, shall affect in any manner the finality of the discharge of such Participant from employment by or service to the Company. For purposes of this Section 17, references to the Company shall include any Subsidiary.
(b)   All Awards issued under this Plan shall be subject to the Company’s compensation recovery policy as it may be adopted and as amended from time to time and each Participant who receives an Award hereunder shall be deemed to have consented to the applicability of such recoupment policy to such Award.
Section 18.
Effective Date.

The 2016 Omnibus Equity Plan’s original effective date was March 9, 2016, the Amended and Restated 2016 Omnibus Equity Plan was effective as of the close of business on March 10, 2022 and the Second Amended and Restated 2016 Omnibus Equity Plan shall be effective as of March 27, 2025, subject to approval by the Company’s shareholders (the “Effective Date”).
Section 19.
Electronic Signature.

Participant’s electronic signature of an Award Agreement shall have the same validity and effect as a signature affixed by hand.
Section 20.
Term of Plan.

No Award shall be granted pursuant to the Plan on or after March 27, 2035, but Awards theretofore granted may extend beyond that date in accordance with their terms.
Section 21.
Securities Matters and Regulations.

(a)   Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations. and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.
(b)   Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.
(c)   In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.
Section 22.
Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be administered and interpreted in accordance therewith. Notwithstanding anything contained

THE RMR GROUP INC.	2025 Proxy Statement A-13

herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and payment at such time would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
Section 23.
Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall provide the Company with documentation of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.
Section 24.
No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
Section 25.
Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
Section 26.
Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
Section 27.
Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.
Section 28.
Governing Law.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to principles of conflicts of law of such state.

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ANNEX B—CERTAIN RELATED PERSON TRANSACTIONS
We conduct substantially all of our business through our majority owned subsidiary, The RMR Group LLC (“RMR LLC”). We have no employees, and the personnel and various services we require to operate our business are or will be provided to us by RMR LLC. We serve as the managing member of RMR LLC and, as of January 9, 2025, we owned 15,844,688, class A membership units (“Class A Units”) of RMR LLC and 1,000,000 class B membership units of RMR LLC.
As described in “Ownership of Our Equity Securities” in this Proxy Statement and in the Schedule 13G/A filed on February 7, 2024 by ABP Trust and Adam Portnoy, Mr. Portnoy and ABP Trust, in effect, own in aggregate a combined direct and indirect 50.9% economic interest in RMR LLC and control 91.1% of the voting power of our outstanding Common Shares.
Through RMR LLC, we provide management services to four real estate investment trusts: Diversified Healthcare Trust (including its subsidiaries, “DHC”); Industrial Logistics Properties Trust (including its subsidiaries, “ILPT”); Office Properties Income Trust (including its subsidiaries, “OPI”); and Service Properties Trust (including its subsidiaries, “SVC,” and together with DHC, ILPT and OPI, the “Managed Equity REITs”).
Through our subsidiary, Tremont Realty Capital LLC (“Tremont”), an investment adviser registered with the Securities and Exchange Commission (“SEC”), we provide advisory services for a mortgage real estate investment trust, Seven Hills Realty Trust (“SEVN”). As of January 9, 2025, Tremont owned 11.5% of SEVN. The Managed Equity REITs and SEVN are collectively referred to as the Perpetual Capital clients.
Through RMR LLC, we provide management services to private capital vehicles, including ABP Trust, AlerisLife Inc., (including its subsidiaries, “AlerisLife”) Sonesta International Hotels Corporation (including its subsidiaries, “Sonesta”) and other private entities that own commercial and residential real estate, of which certain of our Managed Equity REITs and RMR LLC own minority equity interests. We refer to these private capital vehicles as the Private Capital clients.
Adam Portnoy is also the chair of the board of trustees and a managing trustee of each of the Managed Equity REITs and SEVN, and a director and the controlling shareholder of Sonesta (and its parent) and was the chair of the board of directors and a managing director of AlerisLife until March 20, 2023 when AlerisLife was acquired by ABP Trust. Since March 20, 2023, Mr. Portnoy has been the sole director of AlerisLife. Ms. Clark is a managing trustee of OPI and a director of Sonesta (and its parent) and she previously served as a managing director of AlerisLife until March 20, 2023. Ms. Clark also serves as the secretary of each Managed Equity REIT, SEVN, Sonesta and AlerisLife. One of the executive officers of AlerisLife and one of the executive officers of Sonesta are officers or employees of RMR LLC. Our executive officers are also managing trustees of certain of the Perpetual Capital clients.
As of January 9, 2025, Adam Portnoy beneficially owned, in aggregate, 13.5% of SEVN’s outstanding common shares (including through Tremont and ABP Trust); 9.8% of DHC’s outstanding common shares (including through ABP Trust). In addition, Mr. Portnoy beneficially owns shares of ILPT, OPI and SVC comprising less than 5.0% of the outstanding shares of each of those respective companies.
The Managed Equity REITs and SEVN have no employees. RMR LLC provides or arranges for all the personnel, overhead and services required for the operation of the Managed Equity REITs pursuant to management agreements with them. All the officers of the Managed Equity REITs and ABP Trust are officers or employees of RMR LLC. All the officers, overhead and required office space of SEVN are provided or arranged by Tremont. All of SEVN’s officers are officers or employees of Tremont or RMR LLC.
Several of our clients have historical and ongoing material relationships with other of our clients and several of the independent trustees of our public clients also serve as independent trustees or previously served as independent directors of other of our public clients. For example, as of January 9, 2025 SVC owned approximately 34% of the outstanding shares of Sonesta’s parent, and DHC owns approximately 34% of the outstanding common stock of AlerisLife. As of January 9, 2025, ILPT owned (i) a 22% equity interest in a joint venture and (ii) a 61% interest in a joint venture formed in February 2022 in connection with ILPT’s acquisition of Monmouth Real Estate Investment Corporation. Additionally, as of January 9, 2025, DHC owned (i) a 10% equity interest in a joint venture for a life sciences property located in Boston, Massachusetts and

THE RMR GROUP INC.	2025 Proxy Statement B-1

(ii) a 20% equity interest in a joint venture for 10 medical office and life science properties. We provide management services to each of these joint ventures. Sonesta manages the majority of SVC’s hotels, and most of the hotels Sonesta operates are owned by SVC. AlerisLife manages many of the senior living communities that DHC owns pursuant to long term agreements.
Related Person Transactions
Management and Advisory Services
As a result of the relationships described in this “Related Person Transactions” section, the Managed Equity REITs, SEVN, AlerisLife, Sonesta and ABP Trust may be considered to be related persons of us. RMR LLC recognized management services, advisory services and reimbursable payroll and related cost revenues from these related parties for the fiscal year ended September 30, 2024 as set forth in the following table (dollars in thousands):
For the Fiscal Year Ended September 30, 2024
Perpetual Capital:
DHC	$151,635
ILPT	72,472
OPI	241,957
SVC	280,519
Total Managed Equity REITs	746,583
SEVN	11,830
758,413
Private Capital:
AlerisLife	5,632
Sonesta	9,362
Other private entities	80,984
95,978
$854,391(1)

(1)
Includes reimbursable compensation and benefits (which include share awards by certain clients to our executive officers and other employees) totaling $92,088 and other reimbursable expenses totaling $608,688 for the fiscal year ended September 30, 2024.

Management Agreements with the Managed Equity REITs
RMR LLC is party to a business management agreement and a property management agreement with each Managed Equity REIT. Each business management agreement requires RMR LLC to use its reasonable best efforts to present the Managed Equity REIT with a continuing and suitable real estate investment program consistent with the REIT’s real estate investment policies and objectives. Each property management agreement requires RMR LLC to act as managing agent for each Managed Equity REIT’s properties and devote such time, attention and effort as may be appropriate to operate and manage the Managed Equity REIT’s properties in a diligent, orderly and efficient manner. For a description of the terms of these agreements, please see “Business” and Note 2 to the Financial Statements in our Annual Report on Form 10-K for the year ended September 30, 2024.
Management Agreements with the Private Capital Clients
RMR LLC provides services and earns fees pursuant to management agreements with ABP Trust regarding AlerisLife; and with Sonesta. Under these agreements, RMR LLC provides services to these clients relating to, or assists them with, among other things, their compliance with various laws and rules applicable to them, capital markets and financing activities, maintenance of their properties, selection of new business sites and evaluation of other business opportunities, accounting and financial reporting, internal audit and general

B-2 THE RMR GROUP INC.	2025 Proxy Statement

oversight of the company’s daily business activities, including legal and tax matters, insurance programs and management information systems. For a description of the terms of these agreements and the services we provide to other Private Capital clients, please see “Business” and Note 2 to the Financial Statements in our Annual Report on Form 10-K for the year ended September 30, 2024.
Management Agreements with Advisory Clients
Tremont is party to a management agreement with SEVN. Under SEVN’s management agreement, Tremont will implement the business strategies of SEVN subject to the oversight of SEVN’s board of trustees. Tremont is also responsible for SEVN’s day to day operations and to perform (or cause to be performed) corporate office functions for SEVN. For a description of the terms of this agreement, please see “Business” and Note 2 to the Financial Statements in our Annual Report on Form 10-K for the year ended September 30, 2024.
Reimbursable Compensation and Benefits
Reimbursable compensation and benefits include reimbursements, at cost, that arise primarily from services RMR LLC provides pursuant to its property management agreements, a significant portion of which are charged or passed through to and were paid by tenants of our clients. RMR LLC realized reimbursable compensation and benefits for the fiscal year ended September 30, 2024 of $84.2 million. Reimbursable compensation and benefits also include grants of common shares from our clients directly to certain of RMR LLC’s officers and employees in connection with the provision of management services to those clients. For the fiscal year ended September 30, 2024, we recognized $7.9 million for these equity based compensation expense and related reimbursements.
Other Reimbursable Expenses
Other reimbursable expenses include reimbursements that arise from services RMR LLC provides pursuant to its property management agreements, which include third party costs related to matters such as maintenance and repairs, security and cleaning services, a significant portion of which are charged or passed through to and were paid by tenants of our clients. RMR LLC recognized other reimbursable expenses for the fiscal year ended September 30, 2024 of $608.7 million.
Share Awards by Our Public Clients
Our public clients annually award equity grants to certain of our Directors, officers and employees. During the fiscal year ended September 30, 2024, the compensation committees of the Managed Equity REITs and SEVN awarded common shares directly to such persons in connection with their service as officers and employees of, or the provision of services to, those companies. Based on their grant date values, the aggregate value of such awards was as follows: $3.0 million from DHC; $1.0 million from ILPT; $1.2 million from OPI; $3.9 million from SVC; and $1.2 million from SEVN. On occasion, our public clients have entered into arrangements with former employees of RMR LLC in connection with the termination of their employment with RMR LLC, providing for the acceleration of vesting of common shares previously awarded to them under the respective companies’ equity compensation plan.
The Up-C Transaction
In connection with the 2015 transaction by which, among other things, DHC, OPI, Select Income REIT (now part of OPI) and SVC, the four then existing Managed Equity REITs, acquired 15,000,000 Class A Common Shares (the “Up-C Transaction”) from us, we entered into a (i) registration rights agreement with ABP Trust pursuant to which we have granted ABP Trust certain demand and piggyback registration rights and (ii) a tax receivable agreement with ABP Trust. As of September 30, 2024, we had recorded a liability of $20.9 million payable to ABP Trust under the tax receivable agreement, which relates to our purchase of 15,000,000 class A membership units of RMR LLC in the Up-C Transaction. During the fiscal year ended September 30, 2024, we paid $2.4 million to ABP Trust pursuant to the tax receivable agreement.
We are also a party to the RMR LLC operating agreement which agreement governs the operations of RMR LLC and the rights and obligations of its members. Through our status as the managing member of RMR LLC, we exercise control over RMR LLC and are responsible for all operational and administrative decisions

THE RMR GROUP INC.	2025 Proxy Statement B-3

of RMR LLC and the day to day management of RMR LLC’s business. For additional information regarding the registration rights agreement, the tax receivable agreement and the RMR LLC operating agreement, please see Annex A to our proxy statement for our 2024 annual meeting of shareholders.
Leases
As of September 30, 2024, we leased from ABP Trust and certain Managed Equity REITs office space for use as our headquarters and local offices. During the fiscal year ended September 30, 2024, we incurred rental expense pursuant to these leases aggregating $5.6 million. Generally, the rents RMR LLC pays the Managed Equity REITs were set at the average building rent for third party tenants in the same buildings at the time the leases were entered and the leases were approved by the independent trustees of the applicable Managed Equity REIT. The rents RMR LLC pays to ABP Trust were set based upon a survey of comparable market rents at the time the leases were entered. These leases have various termination dates and many have renewal options. Some of these leases are terminable on 30 days’ notice and many allow RMR LLC to terminate early if RMR LLC’s management agreements applicable to the buildings in which RMR leases space are terminated.
Other
We entered into retirement agreements with certain of our former officers in connection with their retirements. Pursuant to these agreements, we made various cash payments and accelerated the vesting of unvested shares of RMR Inc. previously awarded to these retiring officers. We also enter into separation arrangements from time to time with other nonexecutive officers and employees of ours. For the fiscal year ended September 30, 2024, we recognized separation costs of $6.3 million in connection with the resignations and retirements of our executive officers.
We, DHC, ILPT, OPI, SVC and SEVN participate in a combined directors’ and officers’ liability insurance policy for primary coverage, including errors and omissions coverage for RMR LLC. We paid a premium of $0.1 million for this coverage for the policy years ending September 30, 2023, 2024 and 2025.
Pursuant to RMR LLC’s management agreements with our clients, RMR LLC may from time to time negotiate on behalf of such entities with certain third party vendors and suppliers for the procurement of services to them. As part of this arrangement, these entities may enter agreements with RMR LLC and our clients for the purpose of obtaining more favorable terms from such vendors and suppliers.
We and our public clients have in the past held, and likely will in the future hold, business meetings at Sonesta operated hotels from time to time, and the directors, trustees, officers and employees of us and our public clients have in the past stayed, and are likely in the future to stay, overnight at Sonesta operated hotels when traveling for business. The applicable company pays Sonesta for the use of meeting space and related services and pays Sonesta or reimburses its directors, trustees, officers or employees for the costs of these hotel stays.
For more information about related person transactions, please see the proxy statements and periodic reports filed with the SEC by our public clients, i.e., DHC, ILPT, OPI, SVC, and SEVN. These SEC filed proxy statements and periodic reports are available at www.sec.gov. Those documents are not incorporated by reference into this Proxy Statement. Also, please see Note 8, Related Person Transactions, included in the audited consolidated financial statements included in our Annual Report for additional information regarding related party transactions for the fiscal year ended September 30, 2024.

B-4 THE RMR GROUP INC.	2025 Proxy Statement

THANK YOU
Thank you for being a shareholder of The RMR Group Inc.

INVESTOR RELATIONSTHE RMR GROUP INC.255 WASHINGTON STREET, SUITE 300 NEWTON, MASSACHUSETTS 02458 SCAN TO VIEW MATERIALS & VOTEAUTHORIZE YOUR PROXY BY INTERNETBefore the meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on March 26, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to submit your voting instructions.AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on March 26, 2025. Have your proxy card in hand when you call and then follow the instructions.If the meeting is postponed or adjourned, the above times will be extended to 11:59 p.m., Eastern Time, on the day before the reconvened meeting.AUTHORIZE YOUR PROXY BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The RMR Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.VOTE BY VIRTUALLY ATTENDING THE MEETINGYou must register in advance to attend the meeting by visiting the "Attend a Meeting"
link at www.proxyvote.com. During the meeting - Go to https://www.virtualshareholdermeeting.com/RMR2025You may attend the meeting via the internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions provided on the website. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V60557-P22998KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYTHE RMR GROUP INC.For WithholdFor All To withhold authority to vote for any individualAllAllExcept nominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.The Board of Directors Recommends a Vote FOR ALL!!!Nominees for Director in Proposal 1 and FOR Proposals2, 3 and 4. 1.Election of Directors.01)Jennifer B. Clark04)Adam Portnoy02)Ann Logan05)Jonathan Veitch03)Rosen Plevneliev06)Walter C. Watkins, Jr.2.Advisory vote to approve executive compensation. 3.Approval of The RMR Group Inc. Second Amended and Restated 2016 Omnibus Equity Plan. 4.Ratification of the appointment of Deloitte & Touche LLP as independent auditors to serve for the 2025 fiscal year. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. For Against Abstain! ! !! ! !! ! ! (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person indicating title.)Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

THE RMR GROUP INC.ANNUAL MEETING OF SHAREHOLDERSMarch 27, 2025, 9:30 a.m., Eastern Time Virtually via the Internet at https://www.virtualshareholdermeeting.com/RMR2025Please see the Proxy Statement for attendance instructions.The 2025 Annual Meeting of Shareholders of The RMR Group Inc. will address the following items of business:1.Election of the Directors named in the Proxy Statement to the Company's Board of Directors; 2.Advisory vote to approve executive compensation; 3.Approval of The RMR Group Inc. Second Amended and Restated 2016 Omnibus Equity Plan; 4.Ratification of the appointment of Deloitte & Touche LLP as our independent auditors to serve for the 2025 fiscal year; and 5.Transaction of such other business as may properly come before the meeting and at any postponements or adjournments of the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.V60558-P22998THE RMR GROUP INC.ProxyANNUAL MEETING OF SHAREHOLDERSMarch 27, 2025, 9:30 a.m., Eastern TimeImportant Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the 2025 Annual Meeting of Shareholders of The RMR Group Inc. (the "Company"), including the
Company’s Notice of Annual Meeting, Proxy Statement and Annual Report, are available on the internet. To view the proxy materials or authorize your proxy by Internet, by telephone or by mail, please follow the instructions on the reverse side hereof.This proxy is solicited on behalf of the Board of Directors of The RMR Group Inc.The undersigned shareholder of the Company hereby appoints Jennifer B. Clark and Adam Portnoy, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the 2025 Annual Meeting of Shareholders of the Company to be held on March 27, 2025, at 9:30 a.m., Eastern Time, virtually via the internet at https://www.virtualshareholdermeeting.com/RMR2025, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Annual Report and the Proxy Statement, which includes the Notice of 2025 Annual Meeting of Shareholders, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting.THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. See reverse for instructions on how to authorize a proxy.